UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )
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SPECTRUM PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2018

PROXY STATEMENT

SPECTRUM®
PHARMACEUTICALS
Redefining Cancer Care

Dear Fellow Stockholders,
You are cordially invited to attend our 2018 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting” in the Proxy Statement), which will be held on Monday, June 18, 2018 at 10:00 a.m. Pacific Time, at the Courtyard Marriott Irvine Spectrum located at 7955 Irvine Center Drive, Irvine, California 92618. In the following pages, you will find the Notice of Annual Meeting and Proxy Statement describing the business to be conducted at the Annual Meeting.
At the Annual Meeting, we are asking you to elect our Board of Director nominees for the coming year and vote on the other matters described in the accompanying notice. We believe that our director nominees will continue to add value through their strategic guidance as we move forward with the commercialization of our six marketed drugs and development of our clinical drug portfolio.
2017 was a landmark year for Spectrum, as we made significant advancements in our pipeline. In just the past six months, key clinical data have emerged from our poziotinib and ROLONTIS programs which affirm the potential of these drugs to provide important options for patients suffering with cancer. I also want to highlight an important step we took to improve our governance practices. In response to stockholder votes at our 2016 and 2017 Annual Meetings of Stockholders, on March 23, 2018, the Board of Directors approved amendments to our bylaws to establish proxy access rights for our stockholders and implement a majority voting standard in director elections. In addition, the Board of Directors approved an amendment to rescind our stockholder rights plan, commonly referred to as a ‘poison pill’. These changes bring us more in-line with the governance practices of our peers and we look forward to a continued dialogue with our stockholders on our governance practices.
Whether or not you plan to attend the Annual Meeting in person, we encourage you to access the proxy materials and cast your vote using the instructions provided so that your shares are represented at the Annual Meeting. If you have any questions, please contact our Chief Financial Officer, Kurt A. Gustafson, at (702) 835-6300.
We thank you for your ongoing support of Spectrum Pharmaceuticals.
Sincerely,

JOSEPH W. TURGEON
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held Monday, June 18, 2018
To our Stockholders,
Notice is hereby given that the 2018 Annual Meeting of Stockholders of Spectrum Pharmaceuticals, Inc. (which we refer to as the “Annual Meeting” in the Proxy Statement) will be held at the Courtyard Marriott Irvine Spectrum located at 7955 Irvine Center Drive, Irvine, California 92618 on Monday, June 18, 2018 at 10:00 a.m. Pacific Time. The Annual Meeting will be held for the following purposes:

1.	Election of Directors. To elect the eight directors named in the Proxy Statement to serve until our Annual Meeting to be held in 2019, or until their successors are duly elected and qualified.

2.
Advisory Vote on the Compensation of Our Named Executive Officers. To approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of the Proxy Statement.

3.
Amendment and Restatement of our Certificate of Incorporation, as amended. To approve an amendment and restatement of our Certificate of Incorporation, as amended, to (i) increase the number of authorized shares of our common stock, par value $0.001 per share, from 175,000,000 to 300,000,000; (ii) increase the number of authorized shares of our capital stock from 180,000,000 to 305,000,000, with no effect on our 5,000,000 authorized shares of preferred stock; and (iii) eliminate our designated series of preferred stock that are no longer outstanding or issuable.

4.	2018 Long-Term Incentive Plan. To approve the adoption of the proposed Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan.

5.
Ratification of Selection of Independent Registered Public Accounting Firm. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

6.	Other Business. To consider and act upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors recommends that you vote “FOR” each of the director nominees named in Proposal 1 and “FOR” Proposals 2 through 5.
The Board of Directors has fixed the close of business on April 20, 2018 as the record date for determining the holders of our common stock entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. Only stockholders of record at the close of business on the record date are entitled to such notice and to vote, in person or by proxy, at the Annual Meeting.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and submit your proxy and voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “How can I vote my shares of Spectrum stock” in the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.
Very truly yours,

Joseph W. Turgeon
President and Chief Executive Officer
Approximate Date of Mailing of Notice of
Internet Availability of Proxy Materials: May 8, 2018

Cautionary Note Concerning Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements containing forward-looking words, such as, “believes,” “may,” “could,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “plans,” “seeks,” “continues,” or the negative thereof or variation thereon or similar terminology (although not all forward-looking statements contain these words). Such forward-looking statements are based on the reasonable beliefs of our management as well as assumptions made by and information currently available to our management. Readers should not put undue reliance on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the results, performance or achievements expressed or implied thereby. For a detailed discussion of these risks and uncertainties see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 7, 2018 with the SEC. Except as required by law, we do not undertake to update any such forward-looking statements.

PROXY STATEMENT

The enclosed Proxy Statement is solicited on behalf of the Board of Directors (the “Board”) of Spectrum Pharmaceuticals, Inc. (“Spectrum,” the “Company,” “we,” “us,” or “our”), for use at the 2018 Annual Meeting of Stockholders to be held on June 18, 2018 at 10:00 a.m. Pacific Time (the “Annual Meeting”), or at any postponements or adjournments thereof. The Annual Meeting is being held for the purposes described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission (the “SEC”). These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please see “Whom should I contact with other questions?” below.

1.	What is the purpose of the Annual Meeting?
At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice of Annual Meeting, and any other matters that properly come before the Annual Meeting.

2.	When and where will the Annual Meeting be held?
You are invited to attend the Annual Meeting on Monday, June 18, 2018 at 10:00 a.m. Pacific Time at the Courtyard Marriott Irvine Spectrum located at 7955 Irvine Center Drive, Irvine, California 92618.

3.	Why am I receiving these proxy materials?
We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting and to minimize our proxy solicitation costs.

4.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials?
Instead of mailing printed copies to each of our stockholders, we have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. These rules allow us to make our stockholders aware of the Annual Meeting and the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials (a “Notice”), which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about May 8, 2018, we mailed a Notice to each of our stockholders who held shares as of April 20, 2018, which is the Record Date for the Annual Meeting. The Notice contains instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Annual Report”). The Notice also provides instructions on how to vote your shares.

5.	What is the purpose of complying with the SEC’s “notice and access” rules?
We believe compliance with the SEC’s “notice and access” rules will allow us to provide our stockholders with the materials they need to make informed decisions about the matters to be voted upon at the Annual Meeting, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

6.	What am I being asked to vote upon at the Annual Meeting?
At the Annual Meeting, you will be asked to:

•	Elect eight director nominees to serve until the Annual Meeting to be held in 2019, or until their successors are duly elected and qualified (Proposal 1);

•	Approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement (Proposal 2);

•
Approve an amendment and restatement of our Certificate of Incorporation, as amended, to (i) increase in the number of authorized shares of our common stock, par value $0.001 per share, from 175,000,000 to 300,000,000; (ii) increase the number of authorized shares of our capital stock from 180,000,000 to 305,000,000, with no effect on our 5,000,000 authorized shares of preferred stock; and (iii) eliminate our designated series of preferred stock that are no longer outstanding or issuable (Proposal 3);

•	Approve the adoption of the proposed Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (Proposal 4);

•	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 5); and

•	To consider and act upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

7.	What are the voting options for each Proposal?
In the election of directors (Proposal 1), you may vote “FOR” any one or more of the nominees, you may vote “AGAINST” any one or more of the nominees or you may “ABSTAIN” from voting with respect to the election of any one or more of the nominees. On the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement (Proposal 2), on the approval of an amendment and restatement of our Certificate of Incorporation, as amended (Proposal 3), on the approval of the adoption of the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (Proposal 4) and on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 5), you may vote “FOR,” “AGAINST” or “ABSTAIN.”

8.	How does the Board recommend that I vote?
Our Board recommends that you vote your shares:

•
“FOR” the election of each of the eight director nominees named in this Proxy Statement to serve until the Annual Meeting of Stockholders to be held in 2019, or until their successors are duly elected and qualified (Proposal 1);

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“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement (Proposal 2);

•
“FOR” the approval of an amendment and restatement of our Certificate of Incorporation, as amended, to (i) increase in the number of authorized shares of our common stock, par value $0.001 per share, from 175,000,000 to 300,000,000; (ii) increase the number of authorized shares of our capital stock from 180,000,000 to 305,000,000, with no effect on our 5,000,000 authorized shares of preferred stock; and (iii) eliminate our designated series of preferred stock that are no longer outstanding or issuable (Proposal 3);

•	“FOR” the approval of the adoption of the proposed Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (Proposal 4); and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2018 (Proposal 5).

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card, who are persons designated by the Board and are members of our management team, will vote in accordance with the recommendations of the Board. Management does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in this Proxy Statement. However, if any other business properly comes before the Annual Meeting, the proxy holders or their substitutes will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

9.	Who can vote at the Annual Meeting?
If you were a holder of our common stock as a “stockholder of record,” or if you are the “beneficial owner” of our common stock held in “street name,” as of the close of business on the Record Date, you may vote your shares at the Annual Meeting, and at any postponements or adjournments of the Annual Meeting. As of the Record Date, there were 104,075,659 shares of our common stock outstanding. Each stockholder has one vote for each share of common stock held as of the Record Date. A list of our stockholders will be available for examination by any stockholder at the Annual Meeting and at our corporate headquarters, located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, for a period of ten days prior to the Annual Meeting.

10.	What does it mean to be a “stockholder of record”?
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a “stockholder of record.” As a “stockholder of record,” you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares using one of the voting methods described in this Proxy Statement and the Notice.

11.	What does it mean to be a “beneficial owner” of shares held in “street name”?
If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we refer to each of those organizations collectively as a “broker”), then you are the “beneficial owner” of shares held in “street name” and these proxy materials are being made available to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. You have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are also invited to attend the Annual Meeting, but since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid “legal proxy” from your broker, which is a written document that will give you the legal right to vote the shares at the Annual Meeting. You must also satisfy the Annual Meeting admission criteria set out below.
Under the rules that govern brokers, your broker is not permitted to vote on your behalf on any matter to be considered at the Annual Meeting (other than the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018) unless you provide specific instructions to the broker as to how to vote. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted.

12.	How many shares must be present or represented to conduct business at the Annual Meeting?
The presence at the Annual Meeting of the holders of a majority of the outstanding shares of common stock, as of the Record Date, in person or by proxy and entitled to vote, will constitute a quorum, permitting us to conduct our business at the Annual Meeting. “Abstentions” and “broker non-votes” will each be counted as present at the Annual Meeting for purposes of determining the existence of a quorum at the Annual Meeting. “Broker non-votes” will result for shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote on such matter by the beneficial owner of the shares and the broker does not have discretionary authority to vote on such matter. For further discussion on broker non-votes, please refer to “What are the voting requirements to approve the proposals?” below. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

13.	How can I vote my shares of Spectrum stock?

Stockholders of record can vote by proxy or by attending the Annual Meeting and voting in person. The persons named as proxies on the proxy card were designated by the Board and are members of our management. If you vote by proxy, you can vote over the Internet, by telephone, or by mail as described below. If you are the beneficial owner of shares, please refer to the information forwarded by your broker to see which voting options are available to you and to see what steps you must follow if you choose to attend the Annual Meeting to vote your shares.

•
Vote by Internet: You can vote by proxy over the Internet by following the instructions provided in the Notice or the voting instruction card provided to you by your broker, if applicable. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 17, 2018. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice.

•
Vote by Telephone: If you requested to receive printed proxy materials, you can vote by telephone pursuant to the instructions provided on the proxy card or by following the voting instruction card provided to you by your broker, if applicable. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 17, 2018.

•
Vote by Mail: If you requested to receive printed proxy materials, you can vote by mail pursuant to the instructions provided on the proxy card or by following the voting instruction card provided to you by your broker, if applicable. In order to be effective, completed proxy cards must be received by 11:59 p.m. Eastern Time on June 17, 2018. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-prepaid envelope. If you do not have the postage-prepaid envelope, please mail your completed proxy card to the following address: Spectrum Pharmaceuticals, Inc., Proxy Services, c/o Computershare Investor Services, Post Office Box 505008, Louisville, KY 40233-9814.

•
Vote in Person at the Annual Meeting: If you satisfy the admission requirements to the Annual Meeting, as described in this Proxy Statement, you may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If you are the beneficial owner of your shares, you must obtain a legal proxy, executed in your favor by your broker, to be able to vote at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

YOUR VOTE IS VERY IMPORTANT. We encourage you to submit your proxy even if you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, the individuals named as your proxy holders will vote your shares as you have directed. Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of our stock that you own, it is important that your shares be represented at the Annual Meeting.

14.	How may I attend the Annual Meeting?
You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the Record Date, or if you are a “beneficial owner” who holds a valid proxy for the Annual Meeting. Registration will begin at 9:00 a.m. Pacific Time on the date of the Annual Meeting and seating will begin immediately after. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. If you attend, please note that you should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. If you are the “beneficial owner” of your shares, you will also need proof of ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, or similar evidence of ownership. If you do not have proof of ownership of our stock and a valid picture identification, you may be denied admission to the Annual Meeting. Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. If you do not comply with each of the foregoing requirements, you may not be admitted to the Annual Meeting.

15.	Can I change my vote after I have submitted my vote?
Yes. You may change your vote at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote by (i) providing written notice of revocation to our Secretary at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, (ii) by executing a subsequent proxy using any of the voting methods discussed above, or (iii) by attending the Annual Meeting and voting in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy. If you are a “beneficial owner” of shares and have previously instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications therein.

16.	What are the voting requirements to approve the proposals?
Assuming that a quorum is present at the Annual Meeting, the voting requirements to approve each of the proposals to be voted upon at the Annual Meeting are as follows:

•
Election of Directors (Proposal 1) — Directors will be elected by the affirmative vote of the majority of votes cast with respect to each director’s election at the Annual Meeting, in person or by proxy. This means that only the director nominees that receive more “FOR” votes than “AGAINST” votes will be elected. If a nominee who currently serves as one of our directors is not re-elected at the Annual Meeting, under current Delaware law, such director would continue to serve on the Board as a holdover director. The Board has adopted a formal policy under which each of our directors is expected to submit an advance, contingent, irrevocable resignation that the Board may accept if our stockholders do not re-elect such director. In that situation, our Nominating and Corporate Governance Committee would submit promptly a recommendation to the Board as to whether or not to accept the resignation. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and, as such, will not have an effect in determining the election results. Similarly, abstentions will have no effect on the outcome of this Proposal. The election of directors is a “non-discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the election of directors, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect in determining which directors are elected at the Annual Meeting.

•
Advisory Vote on the Compensation of Our Named Executive Officers (Proposal 2) — Approval of the non-binding advisory resolution regarding the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement, will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will be counted toward the tabulation of votes present or represented on this Proposal and will have the same effect as votes against this Proposal. The advisory vote on compensation is a “non-discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the advisory vote on compensation, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect on the outcome of the Proposal.

•
Amendment and Restatement of our Certificate of Incorporation, as Amended (Proposal 3) — Approval of the amendment and restatement of our certificate of incorporation, as amended, will require the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote on the Proposal. Abstentions will be counted toward the tabulation of votes present or represented on this Proposal and will have the same effect as votes against this Proposal. The vote on the approval of the amendment and restatement of our certificate of incorporation, as amended, is a “non-discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the amendment and restatement of our certificate of incorporation, as amended, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have the same effect as votes against the Proposal.

•
2018 Long-Term Incentive Plan (Proposal 4) — Approval of the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will be counted toward the tabulation of votes present or represented on this Proposal and will have the same effect as votes against this Proposal. The vote on the 2018 Long-Term Incentive Plan is a “non-discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the advisory vote on compensation, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect on the outcome of the Proposal.

•
Ratification of Selection of Independent Registered Public Accounting Firm (Proposal 5) — Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will be counted toward the tabulation of votes present or represented on this Proposal and will have the same effect as votes against this Proposal. The ratification of Deloitte & Touche LLP is a “discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the ratification of Deloitte &

Touche LLP, your broker may use its discretion to vote your uninstructed shares on this Proposal. A failure by your broker to vote your uninstructed shares on this Proposal will result in an abstention, which will have the same effect as a vote against this Proposal.

17.	Could other matters be decided at the Annual Meeting?
As of the date this Proxy Statement was made available to stockholders, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if any other matters are presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of one or more of the Proposals, the persons named as proxy holders and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

18.	Who is paying for the cost of this proxy solicitation?
The proxies being solicited hereby are being solicited by us, and the cost of soliciting proxies in the enclosed form will be borne by us. We have also retained Georgeson LLC, to aid in the solicitation. For these services, we will pay Georgeson LLC a fee of approximately $25,000 and reimburse it for certain out-of-pocket disbursements and expenses. Our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailings, personal conversations, telephone, facsimile or other electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

19.	What is the deadline to submit stockholder proposals for our 2019 Annual Meeting of Stockholders?
Under Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), any stockholder desiring to include a proposal in our Proxy Statement with respect to our 2019 Annual Meeting of Stockholders should arrange for such proposal to be delivered to us at our corporate headquarters no later than January 8, 2019, in order to be considered for inclusion in our proxy statement relating to such annual meeting. Matters pertaining to such proposals, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act and the rules of the SEC.
In addition, pursuant to our bylaws, any stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at our 2019 Annual Meeting of Stockholders pursuant to the advance notice provisions of our bylaws must submit a notice of the proposal or nomination to us between February 18, 2019 and March 20, 2019, or else it will be considered untimely and ineligible to be properly brought before the Annual Meeting. In each case, the notice of the proposal or nomination must include certain information specified in our bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements relating to our capital stock. However, if our 2019 Annual Meeting of Stockholders is not held between May 19, 2019 and August 27, 2019, under our bylaws, this notice must be provided not earlier than the one hundred twentieth day prior to the 2019 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the ninetieth day prior to the 2019 Annual Meeting of Stockholders or (b) the tenth day following the date on which notice of the date of the 2019 Annual Meeting of Stockholders is first mailed to stockholders or otherwise publicly disclosed, whichever first occurs.
Further, in March 2018, we amended our bylaws to permit a holder (or a group of no more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees not to exceed 20% of the total number of directors to be elected at an annual meeting, or if such amount is not a whole number, the closest whole number below 20%, but not less than two, provided that the nominating holder(s) and the nominee(s) satisfy the requirements set forth in our bylaws, including providing us with advance notice of the nomination. Any stockholder seeking to nominate one or more persons for election as directors at our 2019 Annual Meeting of Stockholders pursuant to the proxy access provisions of our bylaws must submit a notice of the nomination to us no earlier than 150 days and no later than 120 days before the anniversary of the date that we filed our proxy statement for the Annual Meeting; provided, however, that if the date of the 2019 Annual Meeting of Stockholders is called for more than 30 days earlier or later than the anniversary date of the Annual Meeting, then not later than the close of business on the earlier of (i) the 10th day after public announcement of the meeting date, or (ii) the 60th day prior to the date we file our proxy statement in connection with the 2019 Annual Meeting of Stockholders. For our 2019 Annual Meeting of Stockholders, any such notice must be received by us at our principal executive offices not later than December 31, 2018 to be considered timely for purposes of the 2019 Annual Meeting of Stockholders.

All such notices should be directed to our Secretary at our corporate headquarters located at Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052.

20.	I share an address with another stockholder, and we received only one copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
The SEC rules permit brokers to participate in a practice known as “householding,” which means that only one copy of the Notice and, if applicable, this Proxy Statement and the Annual Report, will be sent to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. Householding is designed to reduce printing and postage costs, and results in cost savings for us. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you receive a householding mailing this year and would like to have additional copies of our Notice and, if applicable, this Proxy Statement and/or the Annual Report mailed to you, or if you would like to opt out of this practice for future mailings, please contact your broker or submit your request to our Secretary, c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052 or contact us by telephone at (702) 835-6300. Upon receipt of any such request, we agree to promptly deliver a copy of the Notice and, if applicable, this Proxy Statement and/or the Annual Report to you. In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above. This Proxy Statement and the Annual Report are also available at www.sppirx.com.

21.	Where can I find voting results of the Annual Meeting?
We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.

22.	Whom should I contact with other questions?
If you have additional questions about this Proxy Statement or the Annual Meeting, or if you would like additional copies of this Proxy Statement, please contact our Chief Financial Officer, Kurt A. Gustafson at Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, at (702) 835-6300.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, EXECUTIVE OFFICERS AND DIRECTORS
Based on information publicly filed and provided to us by certain holders, the following table shows the amount of our common stock beneficially owned as of April 2, 2018 (unless otherwise indicated) by holders of more than 5% of the outstanding shares of common stock, other than with respect to Dr. Rajesh C. Shrotriya (our former Chairman and Chief Executive Officer) whose ownership is included in the second table below. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to our common stock, unless footnoted to the contrary. Under these rules, shares of common stock subject to any option, warrant or right that is exercisable or convertible within 60 days of April 2, 2018 are deemed beneficially owned and outstanding for computing the percentage ownership of the individual or entity holding such securities, but are not considered outstanding for computing the percentage ownership of any other person. For purposes of the following tables, the percentage ownership is based upon 103,935,398 shares of our common stock, including restricted shares of our common stock, outstanding as of April 2, 2018.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
BlackRock, Inc. (1)	15,989,930	15.90%
55 East 52nd Street New York, NY 10055

The Vanguard Group (2)	7,932,194	7.88%
100 Vanguard Blvd. Malvern, PA 19355

Consonance Capital Management LP and affiliates(3)	7,383,466	7.33%
1370 Avenue of the Americas Floor 33 New York, NY 10019
FMR LLC (4)	7,035,678	6.99%
245 Summer Street Boston, MA 02210

Renaissance Technologies LLC(5)	6,180,917	6.14%
800 Third Avenue New York, NY 10022
PRIMECAP Management Company(6)	5,666,000	5.63%
177 E. Colorado Blvd. 11th Floor Pasadena, CA 91105
___________

(1)
The information set forth herein is based solely on information contained in Amendment No. 9 to Schedule 13G filed with the SEC on January 19, 2018 by BlackRock, Inc. or BlackRock. BlackRock has sole voting power over 15,769,753 shares of our common stock and sole dispositive power over 15,989,930 shares of our common stock.

(2)
The information set forth herein is based solely on information contained in Amendment No. 5 to Schedule 13G filed with the SEC on February 12, 2018 by The Vanguard Group. The Vanguard Group has sole voting power over 98,216 shares of our common stock, shared voting power over 13,474 shares of our common stock, sole dispositive power over 7,828,304 shares of our common stock, and shared dispositive power over 103,890 shares of our common stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 90,416 shares of our common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 21,274 shares of our common stock as a result of its serving as investment manager of Australian investment offerings.

(3)
The information set forth herein is based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2018 by Consonance Capital Management LP, Consonance Capital Opportunity Fund Management LP, Mitchell Blutt and Consonance Capman GP LLC. Consists of 7,208,460 shares of our common stock held by Consonance Capital Master Account LP (Consonance Master”) and 175,006 shares of our common stock held by Consonance Capital Opportunity Fund Management LP (“Consonance

Opportunity”). Consonance Capital Management LP (the “Adviser”) is the investment adviser of Consonance Master and, pursuant to an investment advisory agreement, exercises voting and dispositive power over the 7,208,460 shares of our common stock held by Consonance Master. Consonance Capman GP LLC (“Capman”) is the general partner of the Adviser and Mitchell Blutt, as the Manager and Member of Capman and Chief Executive Officer of the Adviser, may be deemed to control Capman and the Adviser. As such, each of the Adviser, Capman and Mr. Blutt may be deemed to beneficially own the 7,208,460 shares of our common stock, and each has shared voting and dispositive power over such shares. Capman is the general partner of Consonance Opportunity and Mitchell Blutt, as the Manager and Member of Capman, may be deemed to control Capman and Consonance Opportunity. As such, each of Consonance Opportunity, Capman and Mr. Blutt may be deemed to beneficially own the 175,006 shares of our common stock held by Consonance Opportunity, and each has shared voting and dispositive power over such shares.

(4)
The information set forth herein is based solely on information contained in an Amendment to Schedule 13G filed with the SEC on February 13, 2018 by FMR LLC (“FMR”). FMR is the beneficial owner of 7,035,678 shares as described below. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the subject shares; rather, such voting power is with the various funds’ Boards of Trustees.

(5)
The information set forth herein is based solely on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2018 by Renaissance Technologies LLC (“RTC”), and Renaissance Technologies Holdings Corporation “(RTHC”). RTC and RTCH have sole voting and dispositive power over 6,180,917 shares of our common stock. RTHC may be deemed to beneficially own the 6,180,917 shares of our common stock due to its majority ownership of RTC.

(6)
The information set forth herein is based solely on information contained in Schedule 13G filed with the SEC on February 8, 2018 by PRIMECAP Management Company (“PRIMECAP”). PRIMECAP has sole voting power over 5,365,000 shares of our common stock and sole dispositive power over 5,666,000 shares of our common stock.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 2, 2018 by: (i) each of our directors and director nominees, (ii) each of our named executive officers, and (iii) all of our directors, director nominees and executive officers as a group. Unless otherwise noted, we believe that each person listed below has sole voting power and sole investment power with respect to shares shown as owned by him or her. Information as to beneficial ownership is based upon statements furnished to us or filed with the SEC by such persons. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to our common stock, unless footnoted to the contrary. Unless otherwise indicated, the business address of each stockholder listed below is c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052.

Name of Beneficial Owner	Options (1)	Shares		Total Beneficially Owned (2)		Percent of Shares Outstanding
Joseph W. Turgeon	971,528	335,984	(3)	1,307,512	(3)	1.25%
Kurt A. Gustafson	730,355	202,029	(4)	932,384	(4)	*
Thomas J. Riga	319,831	258,620	(5)	578,451	(5)	*
William L. Ashton	0	0		0		*
Raymond W. Cohen	60,000	38,125	(6)	98,125	(6)	*
Gilles R. Gagnon	102,500	82,500	(7)	185,000	(7)	*
Stuart M. Krassner	250,000	53,257	(8)	303,257	(8)	*
Luigi Lenaz	215,000	69,077	(9)	284,077	(9)	*
Anthony E. Maida	243,300	22,988	(10)	266,288	(10)	*
Rajesh C. Shrotriya, M.D.	1,175,864	4,853,930	(11)	6,029,794	(11)	5.74%
Dolatrai Vyas	80,000	37,079	(12)	117,079	(12)	*
Bernice R. Welles, M.D.	0	0		0		*
All executive officers and directors/director nominees as a group (12 persons)	4,148,378	5,953,589	(13)	10,101,967	(13)	9.35%
__________
*    Represents ownership of less than 1%

(1)	Represents options to purchase shares of common stock that are exercisable within 60 days of April 2, 2018.

(2)
Shares of common stock subject to options to purchase shares of common stock that are exercisable within 60 days of April 2, 2018, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(3)	The number of shares includes 84,747 unvested restricted shares of our common stock subject to future vesting.

(4)	The number of shares includes 52,026 unvested restricted shares of our common stock subject to future vesting.

(5)	The number of shares includes 148,000 unvested restricted shares of our common stock subject to future vesting.

(6)	The number of shares includes 10,000 unvested restricted shares of our common stock subject to future vesting.

(7)	The number of shares includes 10,000 unvested restricted shares of our common stock subject to future vesting.

(8)	The number of shares includes 10,000 unvested restricted shares of our common stock subject to future vesting.

(9)	The number of shares includes 10,000 unvested restricted shares of our common stock subject to future vesting.

(10)	The number of shares includes 10,000 unvested restricted shares of our common stock subject to future vesting.

(11)
The number of shares includes (i) 1,787,542 shares held indirectly through Dr. Shrotriya’s spouse, as trustee of the Shrotriya Gift Trust, (ii) 1,465,963 shares held indirectly by Dr. Shrotriya as the trustee of the CS Family Trust, (iii) 1,243,284 shares held indirectly through Dr. Shrotriya’s spouse, as trustee of the RS Irrevocable Trust, (iv) 67,144 shares held indirectly by Dr. Shrotriya as a director and officer of the Shrotriya Family Foundation, a Nevada nonprofit corporation, (v) 9,523 shares held indirectly through Dr. Shrotriya’s spouse, (vi) 200,652 shares held jointly with Dr. Shrotriya’s spouse, (vii) 40,000 shares held in a ROTH IRA, and (viii) 28,907 shares held in Dr. Shrotriya’s 401k plan.

(12)    The number of shares includes 10,000 unvested restricted shares of our common stock subject to future vesting.

(13)    The number of shares includes 344,773 unvested restricted shares of our common stock subject to future vesting.

We are not aware of any arrangements that have resulted, or may at a subsequent date result, in a change of control of Spectrum.

EXECUTIVE OFFICERS
Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for our executive officers as of the date this Proxy Statement was made available is set forth below. There are no family relationships between any executive officer and any other executive officer or director. There are no legal proceedings related to any of the executive officers which must be disclosed pursuant to Item 401(f) of Regulation S-K.

Name and Age

Joseph W. Turgeon (60) President and Chief Executive Officer	Information regarding Mr. Turgeon is provided in this Proxy Statement under “Proposal 1 - Election of Directors”.

Thomas J. Riga (42) Executive Vice President, Chief Operating Officer and Chief Commercial Officer
Mr. Riga has served as our Chief Operating Officer since December 2017 and as our Chief Commercial Officer since August 2014. From June 2017 to December 2017, he served as our Head of Business Development. From August 2014 to June 2017, he served as our Senior Vice President and from July 2013 to August 2014, he served as our Vice President, Corporate Accounts.  During his tenure as Chief Commercial Officer, he led multiple product launches in oncology markets delivering innovative cancer care. He consistently inspired cross-functional teams to deliver superior performance to create value for Spectrum and restructured the commercial organization to advance our competitive advantage.

Mr. Riga brings over 20 years of pharmaceutical leadership experience.  He has management experience in various positions at Wyeth Ayerst Pharmaceuticals, Eli Lilly and Company, Amgen Inc. (“Amgen”) and Dendreon Pharmaceuticals LLC. Throughout his career he integrated leadership and strategy to create meaningful value. His experience spans executive sales leadership, Six Sigma, marketing, manufacturing, and corporate accounts.  Mr. Riga is the recipient of more than 10 industry-leading Commercial and Operations leadership awards. Notably, he was recognized with the “Executive Leader/Coach of the Year” award for delivering top sales performance of Neulasta® for 3 consecutive years as a member of the Amgen oncology organization.

Mr. Riga holds a B.S. from St. Lawrence University where he studied biology and chemistry.

Kurt A. Gustafson (50) Executive Vice President and Chief Financial Officer
Mr. Gustafson has served as our Executive Vice President and Chief Financial Officer since June 2013. He brings to Spectrum more than 25 years of diverse experience in corporate finance, including 15 years in senior management roles leading the finance departments of biopharmaceutical industry organizations. Prior to joining Spectrum, Mr. Gustafson served as Vice President and Chief Financial Officer at Halozyme Therapeutics, Inc., a publicly-traded biopharmaceutical company. Before joining Halozyme in 2009, Mr. Gustafson worked at Amgen for over 18 years, holding various positions in finance including Treasurer, VP Finance and Chief Financial Officer of Amgen International based in Switzerland. Mr. Gustafson is currently a member of the Board of Directors of Xencor, Inc. (NASDAQ:XNCR), a clinical-stage biopharmaceutical company and is also a member of the Board of Directors of ChromaDex, Inc. (NASDAQ:CDXC), a proprietary ingredient company. Mr. Gustafson holds a Bachelor of Arts degree in Accounting from North Park University in Chicago and a Masters in Business Administration from the University of California, Los Angeles.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board currently consists of nine annually-elected directors. Acting upon the recommendation of our Nominating and Corporate Governance Committee, the Board passed a resolution reducing the authorized number of directors from nine to eight, effective upon the certification of the election to be held at the Annual Meeting, and providing that the authorized number of directors eligible for election at the Annual Meeting shall be eight. Also acting upon the recommendation of our Nominating and Corporate Governance Committee, the Board nominated William L. Ashton, Raymond W. Cohen, Gilles R. Gagnon, Stuart M. Krassner, Anthony E. Maida, Joseph W. Turgeon, Dolatrai Vyas and Bernice R. Welles for election to our Board at the Annual Meeting.
Each director will be elected to serve a one-year term expiring at the Annual Meeting of Stockholders to be held in 2019 and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal.
Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, our Board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the Board. Our Board has no reason to believe that any of the nominees will be unable to serve. There are no agreements or understandings pursuant to which any of the directors was selected to serve as a director. There are no family relationships between any director or director nominee and any other director or director nominee. There are no legal proceedings related to any of the directors or director nominees which must be disclosed pursuant to Item 401(f) of Regulation S-K.

Required Vote of Stockholders
The affirmative vote of a majority of the votes cast with respect to each director’s election at the Annual Meeting is required for the election of each director. This means that only the director nominees that receive more “FOR” votes than “AGAINST” votes will be elected. If a nominee who currently serves as one of our directors is not re-elected at the Annual Meeting, under current Delaware law, such director would continue to serve on the Board as a holdover director. The Board has adopted a formal policy under which each of our directors is expected to submit an advance, contingent, irrevocable resignation that the Board may accept if our stockholders do not re-elect such director. In that situation, our Nominating and Corporate Governance Committee would submit promptly a recommendation to the Board as to whether or not to accept the resignation. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and, as such, will not have an effect in determining the election results. Abstentions and broker non-votes will have no effect in determining which directors are elected at the Annual Meeting.

Proxies received in response to this solicitation will be voted “FOR” the election of Drs. Krassner, Maida, Vyas and Welles, Messrs. Ashton, Cohen, Gagnon and Turgeon to our Board unless otherwise specified in the proxy.
Board Recommendation
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOLLOWING EIGHT    NOMINEES.

Name and Age

Joseph W. Turgeon (60) President and Chief Executive Officer
Mr. Turgeon has served as our President and Chief Executive Officer since December 2017. From April 2014 to December 2017, Mr. Turgeon served as our President and Chief Operating Officer and from October 2012 to April 2014, he served as our Senior Vice President and Chief Commercial Officer. He brings more than 30 years of experience in the pharmaceutical industry, including various executive leadership roles at Amgen. Prior to joining Spectrum, Mr. Turgeon spent 22 years at Amgen as Vice President of Sales where he built and led the sales organization across multiple areas, including oncology, inflammation and bone health. Mr. Turgeon was responsible for launching most of the drugs at Amgen, as well as Amgen’s dramatic growth during his tenure. Mr. Turgeon holds a B.S. in Microbiology and Economics from Jacksonville University.
Mr. Turgeon’s qualifications to serve on the Board include his extensive experience in the oncology marketplace, including his prior experience in various executive leadership roles at Amgen.

Name and Age
Stuart M. Krassner, Sc.D., Psy.D. (82) Chairman of the Board
Dr. Krassner has served as Chairman of the Board since December 2017 and has been a member of our Board since December 2004. From 1996 to 2001, he served as a member of our Scientific Advisory Board. Dr. Krassner’s career spans four decades of experience in various positions at the University of California, Irvine (“UCI”), most recently as Professor Emeritus of Developmental and Cell Biology at the School of Biological Sciences. While at UCI, he developed and reinforced U.S. Food and Drug Administration (“FDA”) and National Institute of Health (“NIH”) compliance procedures for UCI-sponsored human clinical trials, established UCI’s first Institutional Review Board, and at one time headed all contract and grant activities. Dr. Krassner has also been retained by a number of public and private pharmaceutical, medical device and other companies to provide scientific and regulatory advisory services, including FDA compliance. Dr. Krassner’s work has been published in numerous peer-reviewed U.S. journals. Dr. Krassner has been awarded grants from the NIH, the National Science Foundation and the World Health Organization. Dr. Krassner has been a member of the American Society of Protozoology, the American Society of Tropical Medicine and Hygiene, the Corporation of the Marine Biological Laboratories in Woods Hole, MA among others. Dr. Krassner received a B.S. in Biology from Brooklyn College and a Sc.D. from the Bloomberg School of Public Health at Johns Hopkins University.

Dr. Krassner’s extensive and distinctive experience in business and academia brings valuable perspective to our Board. He has a strong background in research in the area of developmental and cell biology and his work in the field has been published in numerous peer-reviewed U.S. journals. Moreover, his expertise in scientific and regulatory advisory services, including FDA compliance, makes him well qualified to serve as Chairman of our Board.

William L. Ashton (67)
Mr. Ashton has served as a member of our Board since February 2018. Since 2013, he has been a principal at Harrison Consulting Group, Inc., a privately-held biopharmaceutical consulting firm. From August 2009 to June 2013, Mr. Ashton was the senior vice president of external affairs reporting to the president and an assistant professor at the University of the Sciences in Philadelphia, Pennsylvania. From August 2005 to August 2009, Mr. Ashton was the founding Dean of the Mayes College of Healthcare Business and Policy. From 1989 to 2005, Mr. Ashton held a number of positions at Amgen, including Vice President of U.S. Sales and Vice President of Commercial and Government Affairs. Mr. Ashton currently serves on the board of directors of Galena Biopharma, Inc. He is also a member of the board of directors of the Academy of Notre Dame and Loyola University. Mr. Ashton holds a B.S. in Education from the California University of Pennsylvania and an M.A. in Education from the University of Pittsburgh.

Mr. Ashton’s extensive experience with pharmaceutical and biological product commercialization, including developing and leading a commercial sales force, as well as his governance experience as a board member of public and privately-held companies and his reimbursement expertise contributed to our Board’s conclusion that he should serve on our Board.

Name and Age
Raymond W. Cohen (58)
Mr. Cohen has served as a member of our Board since June 2013.  He is an accredited public company director and a veteran life-science executive with over 35 years in the healthcare industry. Since October 2013, Mr. Cohen has served as the Chief Executive Officer and member of the Board of Directors of Axonics Modulation Technologies, Inc., an Irvine, California-based venture capital-backed developer of implantable neuromodulation technology. Mr. Cohen also serves as Chairman of the Board of BioLife Solutions, Inc. (NASDAQ: BLFS), a commercial-stage publicly traded manufacturer of preservation media products used to extend the viability of human cells and Dysis Medical, Inc., a privately held UK-based commercial-stage manufacturer of cervical cancer imaging systems.
From June 2010 to November 2012, Mr. Cohen was the Chief Executive Officer and member of the Board of Directors of Vessix Vascular, Inc., a privately-held developer of a novel renal denervation system for the treatment of hypertension which was acquired by Boston Scientific in November 2012. From 1997 to 2006, Mr. Cohen served as the Chairman and Chief Executive Officer of NASDAQ-listed Cardiac Science, Inc., a manufacturer of external automatic defibrillators which was ranked as the 4th fastest growing company in North America by Deloitte in 2004.  In 2008, Mr. Cohen was named by AeA as the Private Company Life Science CEO of the Year.  Mr. Cohen was named Entrepreneur of the Year in 2002 by the Orange County Business Journal.  Mr. Cohen holds a B.S. in Business Management from Binghamton University.
Mr. Cohen brings to the Board over 30 years of experience in the healthcare industry, including currently serving as Chairman of several life science companies. As a result, Mr. Cohen is well qualified to serve on our Board.

Gilles R. Gagnon, M.Sc., M.B.A., ICD.D (64)
Mr. Gagnon has served as a member of our Board since March 2012. Since July 2012, he has served as director, President and Chief Executive Officer of Ceapro Inc., a Canadian growth-stage biotechnology company whose primary business activities relate to the development and commercialization of active ingredients for the pharmaceuticals, personal care and cosmetic industries. From 2008 to 2015, he served as President of Spectrum Pharma Canada Inc., an affiliate of Spectrum. Prior to joining us, Mr. Gagnon was the President and Chief Executive Officer of Æterna Zentaris (NASDAQ:AEZS), a biopharmaceutical company focused on oncology and endocrinology. Prior to this position, he served as Vice President, Corporate Development at Æterna Laboratories since 1999, became President and Chief Operating Officer in 2001 and then President and Chief Executive Officer in January 2003, following the acquisition of Zentaris from German-based Degussa AG in December 2002. Prior to joining Æterna Zentaris, he was Vice President, External Affairs for Novartis Pharma Canada Inc. from 1996 to 1999. Prior to that, from 1989 to 1996, Mr. Gagnon held various positions including Executive Director, Corporate Planning and Business Development, Senior Director, Strategic Alliances, General Manager, Governments Affairs and Access to Market and Director of Professional Services at Sandoz Pharmaceuticals Inc. Throughout his career in the pharmaceutical industry, Mr. Gagnon has been especially involved in corporate development, alliance management, as well as marketing functions, where he participated in the launch of nine innovative pharmaceutical products, in addition to his general management functions.

Name and Age

Mr. Gagnon has also participated in several international committees and strategic advisory boards. Mr. Gagnon served on the board of directors of Canada’s Research-Based Pharmaceutical Companies (Rx&D, now Innovative Medicines Canada) for nine years, where he represented members from the biopharmaceutical sector and pioneered the Rx&D’s biopartnering initiative. He is currently a member of the CEO Council of Innovative Medicines Canada and a member of the board of directors of Spectrum Pharma Canada Inc.
Mr. Gagnon holds an M.Sc. in Pharmacology and an M.B.A. from the Université de Sherbrooke and a certificate in General Management from the London Business School, UK. He completed the Directors Education Program at the Rothman School of Management of University of Toronto and is a member of the Canadian Institute of Corporate Directors.
Mr. Gagnon’s qualifications to serve on the Board include his extensive experience in the healthcare and pharmaceutical industries. As a result, Mr. Gagnon is well qualified to serve on our Board.

Anthony E. Maida, III, M.A., M.B.A., Ph.D. (66)
Dr. Maida has served as a member of our Board since December 2003. Since June 2010, Dr. Maida has served as Senior Vice President, Clinical Research for Northwest Biotherapeutics, Inc., a cancer vaccine company focused on therapy for patients with glioblastoma multiforme and prostate cancer. Prior to that, from June 2009 through June 2010, Dr. Maida served as Vice President of Clinical Research and General Manager, Oncology, Worldwide for PharmaNet, Inc., a clinical research organization. Prior to joining Pharmanet, from 1997 through 2010, Dr. Maida served as Chairman, Founder and Director of BioConsul Drug Development Corporation and Principal of Anthony Maida Consulting International, servicing pharmaceutical firms, venture capital, hedge funds and Wall Street in the clinical development of therapeutic products and product/company acquisitions. Prior to that, from 1992 to September of 1999, Dr. Maida was President and Chief Executive Officer of Jenner Biotherapies, Inc., a company engaged in the development of immunotherapies to treat patients with cancer and certain side effects related to chemotherapy. During his tenure at Jenner, Dr. Maida moved four products into the clinic; one Phase III randomized clinical trial demonstrating clinical benefit to patients with osteogenic sarcoma which ultimately gained approval in Europe; two Phase II double-blinded randomized placebo controlled clinical trials in patients with prostate cancer; and nine Phase I/II clinical trials. For over 25 years, Dr. Maida has focused on the clinical development of immunotherapies to treat patients with cancer. Dr. Maida has served in a number of executive roles, including Chairman, Chief Executive Officer, Chief Operating Officer, Chief Science Officer, Chief Financial Officer and business development, and as a result his skill set includes the execution and oversight of finance, operations, research, and commercial clinical and scientific development, regulatory and manufacturing for the development of various therapeutic modalities. He is an expert in ‘virtual’ development and cost-cutting of operations in large and small biotechnology companies.

Name and Age

Dr. Maida is currently a member of the Board of Directors of Vitality Biopharma, Inc. (OTCQB:VBIO), a biopharmaceutical company and also Innovate Biopharmaceuticals, Inc. (NASDAQ:INNT), a clinical stage biotechnology company focused on developing novel medicines for autoimmune and inflammatory diseases.  Dr. Maida has served on the advisory board of EndPoint BioCapital, Sdn Bhd (Kuala Lumpur, Malaysia), and as an advisor, consultant and technical analyst for CMX Capital, LLC, Sagamore Bioventures, Roaring Fork Capital, Toucan Capital, North Sound Capital, The Bonnie J. Addario Lung Cancer Foundation, Pediatric BioScience, Inc., Abraxis BioScience, Inc., Northwest BioTherapeutics, Inc. and Takeda Chemical Industries, Ltd. (Osaka, Japan).  Dr. Maida holds a B.A. in Biology, a B.A. in History, an M.B.A., an M.A. in Toxicology and a Ph.D. in Immunology.  He is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, the Society of Neuro-Oncology, the International Society for Biological Therapy of Cancer and the American Chemical Society.  Dr. Maida holds a number of patents and patent applications associated with various therapeutic modalities and approaches.
Dr. Maida’s qualifications to serve on the Board include the extensive experience he has gained holding senior management positions, including chairman, president, chief financial officer and chief executive officer, at various biotechnology and biopharmaceutical companies. He has successfully raised financing from venture capital and strategic investors for biopharmaceutical companies and he currently provides consulting services to hedge funds and venture capital firms interested in biopharmaceutical firms. Furthermore, Dr. Maida’s vast knowledge in the area of clinical development of oncology products and product acquisitions, in addition to his continuous research in the field of oncology, provides unique and valuable insight to our Board. As a result, Dr. Maida is well qualified to serve on our Board.

Dolatrai Vyas, Ph.D. (74)
Dr. Vyas has served as a member of our Board since June 2013. He has 31 years of tenure in oncology drug discovery research at Bristol-Myers Squibb Company (“BMS”) (NYSE:BMY), a pharmaceutical company, where he served in various positions including most recently as a Group Director and Distinguished Research Fellow (Executive Level) in Oncology Discovery Chemistry. Dr. Vyas is considered one of the pioneers of the BMS oncology medicinal chemistry discovery efforts based on natural products derived cytotoxics. During this period he was also involved in BMS’s pioneering research on antibody drug conjugate (“ADC”) technology to target cytotoxics selectively to tumors. In recent years, this technology has yielded valuable new biologics for treating a variety of cancers. In the last 15 years of his oncology research career at BMS, he was involved in discovery and development of personalized medicine research involving small molecule molecular targeted oncology therapeutics (e.g. kinase inhibitors). During his tenure at BMS in oncology drug discovery, he has participated in the discovery and development of 12 small molecules and one biologic (ADC) as clinical development candidates with one FDA-approved new drug application. He has authored/co-authored over 110 publications and written numerous book chapters and review articles. He is also an inventor/co-inventor on more than 40 patents. He is an elected member of the Connecticut Academy of Sciences and Engineering and has also served on the editorial board of Medicinal Research Reviews. Dr. Vyas retired from BMS in 2011 and subsequently formed a research and development consulting company, Dinesh Vyas, LLC. Currently, he is on the scientific advisory board of an Indian company and two U.S.-based companies. Dr. Vyas received a B.Sc. with honors in Chemistry/Geology from University College Nairobi (Kenya), University of East Africa in 1967 and a Ph.D. in Organic Chemistry from Queens University, Kingston, Canada in 1972.
Dr. Vyas brings to the Board over 30 years of experience in the healthcare industry, especially in oncology drug research and development. As a result, Dr. Vyas is well qualified to serve on our Board.

Name and Age

Bernice R. Welles, M.D., M.B.A. (65)
Dr. Welles has served as Chief Executive Officer at Alquest Therapeutics, Inc., a neurodegenerative drug development company, since June 2010, and Chief Medical Officer at Enject, Inc., a medical device company, since August 2009. Prior to that she was Vice President, Development at Diobex, Inc., a venture-backed biotechnology company, for four years. Dr. Welles has venture capital experience having been Venture Partner at MPM Capital, L.P. for four years and extensive pharmaceutical experience having been Vice President, Product Development and Senior Director and Director, Specialty Therapeutics Unit, Medical Affairs and Clinical Scientist, Medical Affairs at Genentech, Inc. for eight years.
Dr. Welles has a B.A. in Music from Brandeis University, an M.S. in Urban and Environmental Policy from Tufts University, an M.D. from Albany Medical College, and an M.B.A. from The Wharton School of Business, University of Pennsylvania. She has Medical Licensure, State of California, Diplomate, American Board of Internal Medicine and Diplomate, Endocrinology and Metabolism.
Dr. Welles has extensive experience building and leading research and development organizations, expanding company pipelines of assets, and overseeing the commercial development of innovative therapeutic products across a range of areas. Dr. Welles’s significant leadership experience in the biopharmaceutical sector, along with her experience as a physician and her expertise in drug development, makes her well qualified to serve on our Board.

 Director Compensation
Effective June 13, 2017, the Board increased the annual retainer for non-employee directors from $50,000 to $65,000. In addition, non-employee directors are entitled to receive additional retainer fees for their Board committee positions, in accordance with the fee table below. We also reimbursed non-employee directors for reasonable out-of-pocket expenses incurred with respect to their attendance at Board and committee meetings.
Non-Employee Director Fees

Annual Retainer (All)	$65,000
Additional Annual Retainer for Chairman of the Board(1)	$20,000
Additional Annual Retainer for Lead Director(2)	$20,000
Additional Annual Retainer for Audit Committee Chairperson	$20,000
Additional Annual Retainer for Compensation Committee Chairperson	$20,000
Additional Annual Retainer for Audit Committee Member	$10,000
Additional Annual Retainer for Compensation Committee Member	$10,000
(1) Effective December 17, 2017, Dr. Krassner was elected as Chairman of the Board, replacing Dr. Rajesh Shrotriya.
(2) Effective February 2, 2018, Dr. Lenaz was removed as Lead Director.
Annual Grants
In June 2017, each of our non-employee directors was granted options to purchase 20,000 shares of our common stock at an exercise price of $6.48 per share, the closing price of our common stock on the date immediately prior to the date of grant, subject to the terms of the 2009 Incentive Award Plan, as amended (the “2009 Plan”). The options vest as to 25% of the shares on the date of grant, and the remaining shares vest in three equal installments on each anniversary of the date of grant, subject to each director’s continued service through such date. In addition, each non-employee director was also issued 10,000 shares of restricted stock under the 2009 Plan. The restricted stock will vest 100% on June 13, 2018, subject to each director’s continued service through such date.
The following table shows compensation for our non-employee directors for the fiscal year ended December 31, 2017. Directors who were employees did not receive any compensation for their service as directors.

Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total
Raymond W. Cohen	$85,000	$64,800	$56,251	$206,051
Gilles R. Gagnon	$57,500	$64,800	$56,251	$178,551
Stuart M. Krassner	$67,500	$64,800	$56,251	$188,551
Luigi Lenaz	$96,250	$64,800	$56,251	$217,301
Anthony E. Maida	$81,250	$64,800	$56,251	$202,301
Dolatrai Vyas	$66,250	$64,800	$56,251	$187,301

(1)
Represents the grant date fair value of restricted stock awards calculated in accordance with FASB ASC Topic 718 calculated based on closing price of our common stock on the day preceding the grant date of the restricted stock awards multiplied by the number of shares granted. Restricted stock awards are subject to time-based vesting as described above. These amounts do not represent cash payments or proceeds actually received by the directors and the actual values they realize may be materially different from these reported amounts upon their sale of the underlying shares.

(2)	Represents the grant date fair value of the stock option awards calculated in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model. Stock options are subject to time-based vesting as described above. These amounts do not represent cash payments or proceeds actually received by the directors and the actual values they realize may be materially different from these reported amounts upon their sale of the underlying shares. For fair value assumptions refer to Note 6 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 7, 2018.

Number of Options and Restricted Stock Awards Held by Non-Employee Directors at Fiscal Year-End 2017

Name	Stock Options (Vested and Unvested) (#)	Restricted Stock Awards (Unvested) (#)
Raymond W. Cohen	90,000	10,000
Gilles R. Gagnon	132,500	10,000
Stuart M. Krassner	310,000	10,000
Luigi Lenaz	245,000	10,000
Anthony E. Maida	273,300	10,000
Dolatrai Vyas	110,000	10,000

All of our directors, including our President and Chief Executive Officer, are subject to a stock ownership policy as described in more detail under the section entitled “Corporate Governance-Stock Ownership Policy.”

PROPOSAL 2 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS
The Board is committed to excellence in governance and recognizes the interest our stockholders have in our executive compensation program. Our stockholders are being asked to support, on an advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2017, as reported in the Compensation Discussion and Analysis section of this Proxy Statement.
In 2017, we re-engaged an independent executive compensation firm, Exequity, to review current compensation practices and make updated recommendations to the Compensation Committee and the full Board.
The Chairman of our Compensation Committee, together with members of senior management, engaged with stockholders representing more than half of our outstanding shares of common stock to gather feedback for, among other things, our executive compensation program. In response to stockholder feedback, and in consultation with our independent compensation consultant, the changes to our compensation program included revising our peer group and apportioning a portion of equity compensation to performance-based units which will vest based on relative total stockholder return to further align interests with stockholders as described in the Compensation Discussion and Analysis section of this Proxy Statement. A substantial portion of our named executive officers compensation for 2017 continued to be in the form of at-risk pay (i.e., not guaranteed to be earned).
During 2017, we made marked progress in our business on multiple fronts. We believe these achievements will contribute to meaningful long-term value for our stockholders. Our business progress during 2017 is described within our Compensation Discussion and Analysis portion of this Proxy Statement, and moreover, summarizes decisions made by our Compensation Committee with respect to recent updates to compensation composition of our named executive officers.
“Say-on-Pay” Vote
This non-binding advisory stockholder vote gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and the related compensation tables and narrative discussion, is hereby APPROVED.”
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board, the Compensation Committee or us. However, the Board and the Compensation Committee, which is comprised entirely of independent directors, values the opinions of our stockholders and will, in their discretion, consider your vote when making future executive compensation decisions.
Required Vote of Stockholders
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 2 is required for the approval thereof. Abstentions will have the same effect as votes “AGAINST” this Proposal. Broker non-votes will have no effect on the outcome of this Proposal.
Proxies received in response to this solicitation will be voted “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” section of this Proxy Statement unless otherwise specified in the proxy.
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT.

PROPOSAL 3 — AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION, AS AMENDED

The Board has unanimously approved a proposed amendment and restatement of our Certificate of Incorporation, as amended, to reflect: (i) an increase in the number of authorized shares of common stock from 175,000,000 to 300,000,000; (ii) a corresponding increase in the number of authorized shares of capital stock from 180,000,000 to 305,000,000, with no effect on our 5,000,000 authorized shares of preferred stock; and (iii) the elimination of designated series of preferred stock that are no longer outstanding or issuable.
Increase in the Authorized Number of Shares of Common Stock
We are currently authorized to issue 175,000,000 shares of common stock, $0.001 par value per share, of which 103,935,398 shares were issued and outstanding as of April 2, 2018 and an additional 36,322,815 were reserved for issuance as of such date. The following table reflects the number of issued and outstanding, reserved and unreserved shares of common stock as of April 2, 2018:

Shares issued and outstanding	103,935,398
Shares reserved for issuance under issued and outstanding warrants	395,000
Shares reserved for issuance under our Employee Stock Purchase Program	9,968,654
Shares reserved for issuance under issued and outstanding stock options	8,508,588
Shares reserved for issuance under equity compensation plans	13,595,614
Shares reserved for issuance under our 2.75% Convertible Senior Notes due December 2018(1)	3,854,959
Total shares of common stock reserved	36,322,815
Unreserved common stock available for issuance	34,741,787
(1) Calculated using the fixed conversion rate of 95 shares per $1,000 principal unit of Convertible Senior Notes due December 2018 (aggregating $40.6 million of outstanding principal as of December 31, 2017).
Purpose of the Proposed Increase In Authorized Capital
The purpose of the proposed increase in the authorized number of shares of capital stock is for general corporate purposes. For example, the Board may in the future determine that it is appropriate, or necessary, to raise additional capital through the sale of equity securities, convertible debt securities or other equity linked securities, or to use our securities to acquire another company or its assets, to help secure a licensing/development agreement with a larger pharmaceutical partner who may seek an equity arrangement as part of an agreement, to provide equity incentives to employees and officers (subject to additional stockholder approvals as required), or for other corporate purposes.
The availability of additional shares of common stock is particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. If the amendment and restatement is approved by our stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, unless stockholder approval is otherwise required by law or the rules of The NASDAQ Stock Market LLC.
Except as described above and elsewhere in this Proxy Statement, we have no current plans, understandings, commitments, agreements or undertakings concerning the issuance of any such additional shares. The Board believes that the proposed increase in the number of authorized shares of common stock is in our best interest and the interest of our stockholders.
Potential Effects of the Proposed Increase in Authorized Capital Stock
The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. To the extent that additional authorized shares are issued in the future, they would decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, may be dilutive to existing stockholders. The additional shares of common stock for which we are seeking authorization would have identical rights, preferences and privileges to the shares of our common stock authorized prior to approval of this proposal. Holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by us, which means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership thereof.
The increase in the authorized common stock may facilitate certain other anti-takeover devices that may be advantageous to management if management attempts to prevent or delay a change of control. For example, the Board could cause additional shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid.
Additionally, the existence of such shares might have the effect of discouraging any attempt by a person or entity, through an acquisition of a substantial number of shares of common stock, to acquire control of Spectrum, since the issuance of such shares could dilute the common stock ownership of such person or entity. Employing such devices may adversely impact stockholders who desire a change in management or who desire to participate in a tender offer or other sale transaction involving Spectrum. At the present time, we are not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of Spectrum, and this proposal is not being made in response to any such attempts.
The proposed amendment and restatement of our Certificate of Incorporation, as amended, continues to authorize the issuance of 5,000,000 shares of preferred stock, none of which are issued and outstanding. The Board, within the limitations and restrictions contained in our Certificate of Incorporation, as amended, applicable law and stock exchange regulations, and without further action by our stockholders, has the authority to issue the preferred stock with rights that could, under certain circumstances, have the effect of delaying or preventing a change in control of Spectrum.
We are also governed by Section 203 of the Delaware General Corporation Law which provides that certain “business combinations” between a Delaware corporation whose stock is generally traded or held of record by more than 2,000 stockholders, such as us, and an “interested stockholder” (generally defined as a stockholder who beneficially owns 15% or more of a Delaware corporation’s voting stock) are prohibited for a three-year period following the date that such stockholder became an “interested stockholder,” unless certain exceptions apply. The term “business combination” is defined generally to include, among other transactions, mergers, tender offers and transactions which increase an “interested stockholder’s” percentage ownership of stock in a Delaware corporation.
While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase our authorized common stock is not proposed for such reason or prompted by any specific effort or takeover threat currently perceived by the Board.
Other Amendments
In addition to the increase in the authorized number of shares of common stock and the corresponding increase in the authorized number of shares of capital stock, this proposal seeks to eliminate designated series of preferred stock that are no longer outstanding or issuable. Our Certificate of Incorporation, as amended, currently contains obsolete provisions relating to the following series of preferred stock that were previously designated:

•	the 5% Series A Preferred Stock, which was repurchased during the fiscal year ended December 31, 2001;

•	the Series B Preferred Stock, which was exchanged for shares of our Series C Preferred Stock during the fiscal year ended December 31, 2001;

•	the 7% Series C Preferred Stock, of which 170 shares were converted into shares of our common stock and the remaining 30 shares were repurchased during the fiscal year ended December 31, 2001;

•	the Series D 8% Cumulative Convertible Voting Preferred Stock, which was fully converted into shares of our common stock as of December 31, 2007;

•	the Series E Convertible Voting Preferred Stock, which was converted into shares of our common stock during the fiscal year ended December 31, 2016; and

•	the Series B Junior Participating Preferred Stock designated pursuant to our Rights Agreement, dated as of December 13, 2010, as amended to date, which our Board has terminated.

There are currently outstanding no shares of our 5% Series A Preferred Stock, Series B Preferred Stock, 7% Series C Preferred Stock, Series D 8% Cumulative Convertible Voting Preferred Stock, Series E Convertible Voting Preferred Stock, or

Series B Junior Participating Preferred Stock, which we refer to collectively as the Obsolete Preferred Stock. Accordingly, the provisions relating to the Obsolete Preferred Stock no longer have any application. As these provisions are no longer relevant or applicable and create the potential for confusion, the Board believes it is in our best interest and the best interest of our stockholders to eliminate them from our Certificate of Incorporation. The number of authorized shares of preferred stock will not be affected by the elimination of the Obsolete Preferred Stock, but will remain at 5,000,000 shares.
Timing of the Proposed Amendment and Restatement
If this proposal is approved, we intend to file an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, reflecting: (i) the increase in the authorized number of shares of our common stock; (ii) the corresponding increase in the authorized number of shares of our capital stock; and (iii) the elimination of the designated series of Obsolete Preferred Stock that are no longer outstanding or issuable. This description of the proposed amendment and restatement of our Certificate of Incorporation, as amended, is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the proposed Amended and Restated Certificate of Incorporation, attached hereto as Appendix A. If the proposed amendment and restatement is not approved by our stockholders, the Certificate of Incorporation, as amended, including the number of authorized shares of common stock, will remain unchanged.
Required Vote of Stockholders
The affirmative vote of the holders of a majority of the shares outstanding and entitled to vote on this Proposal 3 is required for the approval thereof. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this Proposal.
Proxies received in response to this solicitation will be voted “FOR” the approval of the amendment and restatement of our Certificate of Incorporation, as amended, unless otherwise specified in the proxy.
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AMEND AND RESTATE OUR CERTIFICATE OF INCORPORATION, AS AMENDED.

PROPOSAL 4 — APPROVAL OF THE SPECTRUM PHARMACEUTICALS, INC.
2018 LONG-TERM INCENTIVE PLAN

General

At the Annual Meeting, you are being asked to approve the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”) to ensure that we can continue to provide an incentive to our employees, directors and consultants by enabling them to share in our future growth. If approved by the stockholders, 9.5 million shares will initially be reserved for future awards under the 2018 Plan (as adjusted in the manner described below, the “Share Reserve”). Those shares would be available for issuance pursuant to awards in the following forms described further below: non-qualified stock options (“NSOs”), incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards, dividend equivalents, or other stock-based awards (collectively, “Awards”).

Background of the 2018 Plan; Reasons for Approving

The general purpose of the 2018 Plan is to succeed our 2009 Plan, and thereby to provide an incentive to our employees, directors and consultants by enabling them to share in the future growth of our business. The 2018 Plan differs from the 2009 Plan principally in that: (i) the 2018 Plan does not include an evergreen provision; and (ii) there is more flexibility in the forms of Awards under the 2018 Plan (which permits performance awards, dividend equivalents and other stock-based awards).

Our Board believes that the granting of Awards representing equity-based compensation promotes continuity of management and increases personal interest in our welfare by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success. Our Board believes that our proposed equity compensation program advances our interests by enhancing our ability to: (i) attract and retain employees, consultants and directors who are in a position to make significant contributions to our success based on the specialized skills they possess that are instrumental in our industry; (ii) reward our employees, consultants and directors for these contributions; and (iii) encourage employees, consultants and directors to take into account our long-term interests through share ownership.

The Proposed Share Reserve

If the 2018 Plan is approved by our stockholders at the Annual Meeting, 9.5 million shares would initially be authorized for future Awards. That would represent approximately 9.14% of our outstanding common stock as of April 2, 2018. The Share Reserve can be adjusted for stock splits and other similar corporate events described below. Shares issued pursuant to stock options and SARs will deplete the Share Reserve on a one-for-one basis. Each share issued pursuant to a full value Award, such as restricted stock or restricted stock units, will deplete the Share Reserve by 1.5 shares. In addition, the Share Reserve will include shares that are currently subject to awards under our 2009 Plan but that are not issued or are returned because the awards are terminated, forfeited, canceled or expire unexercised.

In setting the amount of the Share Reserve for the proposed 2018 Plan, the Board and the Compensation Committee of the Board considered the total amount of shares underlying outstanding unexercised stock options and unvested restricted stock awards divided by the total number of shares of our common stock outstanding, commonly referred to as “overhang,” both prior to and assuming the implementation of the Share Reserve proposed under the 2018 Plan. The share reserve under the 2009 Plan was not considered because no new awards will be issued under that plan if the 2018 Plan receives stockholder approval. This analysis confirmed that the overhang that would result from the Share Reserve would be within the range of competitive practice within our peer group, and that the Share Reserve was reasonable and appropriate for our purposes.

Effect on the 2009 Plan and Awards under that Plan

Any awards under the 2009 Plan will remain outstanding subject to the terms of the 2009 Plan, with no change in their terms, whether or not the 2018 Plan receives stockholder approval at the Annual Meeting. As of April 2, 2018, the 2009 Plan had approximately 13.5 million shares available for grant. We are seeking approval for 9.5 million shares under the 2018 Plan. Because we will not grant any more awards under the 2009 Plan, if the 2018 Plan receives stockholder approval, this will result in a net decrease of 4 million shares available for grant. The 2018 Plan’s Share Reserve will include shares subject to outstanding awards under the 2009 Plan under the limited circumstances described above for awards granted under the 2009 Plan that are forfeited without an issuance of shares or are returned because the awards are terminated, canceled or expire unexercised.

Description of the 2018 Plan
The following description of the principal terms of the 2018 Plan is a summary and is qualified in its entirety by reference to the full text of the 2018 Plan, a copy of which is attached as Appendix B to this Proxy Statement. The 2018 Plan will take effect on the date of the Annual Meeting if it receives stockholder approval pursuant to this Proposal 4.
Administration. The 2018 Plan will be administered by a committee of the Board, designated by the Board to administer the Plan and composed of not fewer than two non-employee directors (the “Committee”). The initial Committee will be the Compensation Committee. The Committee will have the authority to establish rules and guidelines for the administration of the 2018 Plan; determine the types of Awards to be granted and the number of shares covered by such Awards; set the terms and conditions of such Awards and cancel, suspend and amend Awards. The Committee has the sole discretion to make determinations and interpret the 2018 Plan; provided, however, that the Board may act in lieu of the Committee on any matter. The Committee may not delegate to our officers or managers its authority to grant Awards or to cancel or suspend Awards for our executive officers and directors who file reports under Section 16 of the Exchange Act.
Eligibility. Persons eligible to receive Awards under the 2018 Plan are those of our employees, consultants and directors and our affiliates who, in the opinion of the Committee, are in a position to contribute to our success; provided, that ISOs may only be granted to our employees and employees of our subsidiaries. As of the date of this Proxy Statement, there are approximately 220 employees, 18 consultants and 8 non-employee directors who are eligible to receive Awards under the 2018 Plan.
Share Reserve. The total number of shares of common stock that may be issued under the 2018 Plan pursuant to Awards may not exceed 9.5 million, plus any shares that become eligible for issuance under the 2018 Plan because of Awards under the 2009 Plan that are terminated, forfeited, canceled or expire unexercised.
If any shares covered by an Award under the 2018 Plan or the 2009 Plan are terminated, forfeited, canceled or expire unexercised without delivery of shares, then the shares covered by such an Award will generally be available for granting Awards under the 2018 Plan. Awards settled in cash also do not count against the Share Reserve. Shares covered by an Award under the 2018 Plan or the 2009 Plan that are not delivered due to the net settlement or net exercise of a stock option or SAR shall not be available for issuance under the 2018 Plan, nor will shares repurchased on the open market with the proceeds of an option exercise. This means that the gross number of shares covering a SAR will count against the Share Reserve, as opposed to the net shares actually issued upon exercise thereof. Additionally, in the event that withholding tax liabilities arising from an Award under the 2018 Plan or the 2009 Plan, other than a stock option or SAR, are satisfied by the withholding of shares by the Company, then the shares so withheld will be available for Awards under the 2018 Plan.
In an acquisition, any Awards made and any of the shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company will not be counted against the Share Reserve. We may also make certain awards under NASDAQ rules, such as inducement awards to new hires or awards under certain plans acquired in acquisitions, that will not count against the Share Reserve.
Dividend equivalents denominated in shares and Awards not denominated, but potentially payable, in shares will be counted against the Share Reserve in such amount and at such time as the dividend equivalents and such Awards are settled in shares. Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under the 2009 Plan may only be counted once against the aggregate number of shares available. Shares subject to Awards that qualify as inducement grants under NASDAQ Listing Rule 5635 or its successor will not be counted against the Share Reserve.
On April 2, 2018, the closing sale price of a share of our common stock on The NASDAQ Global Select Market was $15.14.
Stock Options. Stock options may be granted under the 2018 Plan pursuant to stock option agreements. The Committee will establish the vesting schedule for stock options and the method of payment for the exercise price, which may include cash, shares, or other awards. The exercise price of a stock option granted under the 2018 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value. The term of stock options granted under the 2018 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years.

Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates: (i) if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 4 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability or retirement), the participant may exercise any vested stock options for up to 90 days following the participant’s termination of continuous service; (ii) if a participant’s continuous service terminates due to such participant’s disability or death, the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination of continuous service; (iii) if a participant’s continuous service is terminated as a result of the participant’s retirement, then the participant may exercise his or her vested options for up to six months following the participant’s termination of continuous service; and (iv) if a participant’s continuous service is terminated for cause (as defined in the 2018 Plan, a participant’s stock option agreement or other written agreement with us or one of our affiliates, as applicable), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. If there is a blackout period (whether under our insider trading policy, applicable law or a Committee-imposed black out period) that prohibits the buying or selling of shares during any part of the ten day period before a stock option expires, the term of the stock option will be extended until ten days beyond the end of the blackout period. In no event, however, may a stock option be exercised after its original expiration date.
Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs will be treated as NSOs. Subject to certain limited exceptions, no ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2018 Plan is 9.5 million shares.
Stock Appreciation Rights. SARs may be granted under the 2018 Plan, each with an exercise period determined by the Committee not to exceed ten years from the date of grant. Subject to the terms of the 2018 Plan and any applicable award agreement, a SAR granted under the 2018 Plan will confer on its holder a right to receive, upon exercise of such award, the excess of (i) the fair market value of one share of our common stock on the date of exercise over (ii) the grant price of the right as specified by the Committee. The grant price of a SAR may not be less than the fair market value of one share of our common stock on the date of grant, except that if a SAR is at any time granted in tandem with a stock option, the grant price of the SAR will not be less than the exercise price of the stock option. SARs will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2018 Plan.
Restricted Stock and Restricted Stock Units. The Committee may award restricted stock and restricted stock units and establish the applicable restrictions, including any limitation on voting rights. The Committee may decide to include dividends or dividend equivalents as part of an award of restricted stock or restricted stock units and may accrue dividends, with or without interest, until the award is paid. The Committee will establish the manner and timing under which restrictions may lapse. If employment is terminated during the applicable restriction period, shares of restricted stock and restricted stock units still subject to restriction will be forfeited, except as determined otherwise by the Committee.
Performance Awards and Other Stock-Based Awards. The Committee may grant performance awards, which may be denominated in cash, shares, other securities or other awards and payable to, or exercisable by, the participant upon the achievement of performance goals during performance periods, as established by the Committee. Performance criteria mean any measures, as determined by the Committee, which may be used to measure the level of performance of the Company or participant during a performance period.
Other Awards. The Committee may grant other stock-based awards that are denominated or payable in shares, under the terms and conditions as it determines. The Committee may decide to include dividends or dividend equivalents as part of a performance or other stock-based award, and may accrue dividends, with or without interest, until the award is paid.
Limitations on Transfer. Awards are not transferable other than by will or the laws of descent and distribution unless determined otherwise by the Committee. Awards may not be pledged or otherwise encumbered.

Limitation on Non-Employee Director Compensation. No non-employee director will receive in excess of $600,000 of compensation in any calendar year, determined by adding (i) all cash compensation to such non-employee director and (ii) the fair market value of all Awards granted to such non-employee director in such calendar year (determined as of the date of grant); provided, however, that the Board may make exceptions for individual non-employee directors (up to an additional $150,000) in extraordinary circumstances.
Adjustments. In the event of certain corporate transactions or events affecting the number or type of outstanding shares of our common stock, including, for example, a dividend or other distribution (whether in cash or stock), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or issuance of warrants, the Committee may make adjustments as it deems appropriate. These adjustments include changing the number and type of shares to be issued under the 2018 Plan and outstanding Awards; and the grant, purchase or exercise price of outstanding Awards.
No Reload. No stock option or SAR will include terms entitling a participant to a grant of stock options or SARs upon exercise of the stock option.
Effect of Certain Corporate Transactions. Under the 2018 Plan, a “Change in Control” is defined as: (i) the acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of our securities possessing more than 50% of the total combined voting power of all our outstanding securities; (ii) a merger or consolidation in which we are not the surviving entity, except for a transaction in which the holders of our outstanding voting securities immediately prior to such merger or consolidation hold as a result of holding our securities prior to such transaction, in the aggregate, securities possessing more than 50% of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation; (iii) a reverse merger in which we are the surviving entity but in which the holders of our outstanding voting securities immediately prior to such merger hold, in the aggregate, securities possessing less than 50% of the total combined voting power of all our outstanding voting securities or of the acquiring entity immediately after such merger; or (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of our assets, except for a transaction in which the holders of our outstanding voting securities immediately prior to such transaction(s) receive as a distribution with respect to our securities, in the aggregate, securities possessing more than 50% of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).
The Company presently intends that all award agreements will provide for single trigger vesting acceleration upon a Change in Control.
Claims Resolution. The 2018 Plan imposes a six-month window within which a claim must be asserted after a specific event giving rise to the claim, and prohibits any lawsuits from being commenced more than one year after a claim denial. Any decisions of the Committee that relate to the interpretation and administration of the 2018 Plan or any Awards will be upheld in any judicial or arbitration proceeding unless clearly affected by fraud.
Cancellation Right. Subject to applicable law, if the fair market value for shares subject to any stock option award is more than 50% below their exercise price for more than 90 consecutive business days, the Committee can unilaterally declare such option terminated.
Amendments. The Board will seek stockholder approval of material amendments to the 2018 Plan as required by applicable law. The Committee may waive conditions or amend the term of Awards, or otherwise amend or suspend Awards already granted subject to certain conditions.
Term. The 2018 Plan will terminate on the ten-year anniversary of its approval by the Board, but no such termination will affect any outstanding grants under the Plan
Certain Federal Income Tax Consequences
The following discussion of certain of the U.S. federal income tax consequences of awards under the 2018 Plan is based on current U.S. federal tax laws and regulations and does not purport to be a complete discussion. This description may differ from the actual tax consequences incurred by any individual recipient of an Award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements or court decisions. Any such change may affect the federal income tax consequences described below. The following summary of the federal income tax consequences in respect of the 2018 Plan is for general information only. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.
Non-Qualified Stock Options. The grant of a NSO does not result in taxable income to the optionee or a deduction for us at the time it is granted. Instead, an optionee exercising a NSO will generally realize taxable compensation at that time in the amount of the difference between the NSO price and the then fair market value of the shares, and income tax withholding requirements apply upon exercise (for optionees who are employees). Generally, we will be allowed a deduction for federal income tax purposes in an amount equal to the taxable compensation realized by the optionee in the year of exercise. The optionee’s tax basis in the option shares is equal to the NSO price paid for the shares plus the amount includable in income upon exercise. At sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending upon how long the shares have been held.
Incentive Stock Options. An optionee is not taxed at the time an ISO is granted. The tax consequences upon exercise and later disposition of the underlying shares generally depend upon whether the optionee was an employee of ours or our subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of the optionee’s disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the ISO.
If the optionee satisfies both the employment rule and the holding rule for income tax purposes, the optionee will not recognize income upon exercise of the ISO and we will not be allowed an income tax deduction at any time. The difference between the ISO exercise price and the amount realized upon disposition of the shares by the optionee will constitute either a long-term capital gain or a long-term capital loss.
If the optionee meets the employment rule, but fails to observe the holding rule (a “disqualifying disposition”), the optionee generally recognizes the excess of the fair market value of the shares at the date of exercise over the ISO exercise price as ordinary income in the year of the disqualifying disposition. Upon disposition of the shares, any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the shares were held after the stock option was exercised). If the sales price on disposition of the shares is less than the fair market value on the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the ISO exercise price. In both situations, the tax deduction we are allowed will be limited to the ordinary income recognized by the optionee. Under current Internal Revenue Service (the “IRS”) guidelines, we are not required to withhold any federal income tax in the event of a disqualifying disposition. Different consequences may apply for an optionee subject to the alternative minimum tax.
Restricted Stock. Upon the grant of restricted stock, a participant will not recognize taxable income and we will not be allowed a tax deduction. Rather, on the date when the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares on that date (less the price paid, if any, for such shares). Alternatively, a participant may file with the IRS a “section 83(b) election” no later than 30 days after the date of grant of restricted stock, as a result of which the participant will recognize taxable ordinary income at the time of the grant, generally in an amount equal to the fair market value of the shares on the date of grant, less any amount paid for the grant. The amount recognized by the participant is subject to income tax withholding requirements (for participants who are employees). At the time the participant recognizes income with respect to the restricted stock, we are generally entitled to a deduction in an equal amount. Upon the sale of any shares that are delivered to the participant pursuant to an Award, the participant will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the shares were vested pursuant to the Award.
Restricted Stock Unit Awards, Performance Awards and Other Stock-Based Awards. A participant who receives a restricted stock unit award, performance award or other stock-based award which includes a performance and/or vesting requirement or other restriction that must be satisfied prior to payment will not recognize any income for federal income tax purposes at the time of the grant of such Award and we are not entitled to a deduction at that time.
When any part of a restricted stock unit award, performance award or other stock-based award is paid (in the case of cash) or delivered (in the case of shares) to the participant, the participant will realize compensation taxable as ordinary income in an amount equal to the cash paid or the fair market value of shares delivered.
Income tax withholding requirements (for participants who are employees) generally apply to amounts that are recognized as ordinary income and we generally will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of any shares that are delivered to the participant pursuant to an Award, the participant will realize either long-term or short-term capital gain (or loss), depending on how long the shares were held, equal to the difference between the amount realized and the fair market value of the shares on the date the shares were vested or delivered to the participant pursuant to the Award.
Impact of Section 409A. Section 409A of the Code generally applies to deferred compensation. Generally speaking, “deferred compensation” is compensation earned currently, the payment of which is deferred to a later taxable year, and an amount is “vested” on the date that the participant’s right to receive the amount is no longer conditioned on the participant’s performance of services or upon the occurrence of an event (such as a change in control) or the achievement of performance goals that are substantially related to the purpose of the compensation.
Stock options, restricted stock awards, restricted stock unit awards, performance share awards, and other stock-based awards available under the 2018 Plan are designed either to be exempt from the requirements of Code Section 409A or to satisfy its requirements. Vested Awards subject to Code Section 409A that fail to satisfy its requirements will subject the Award holder to immediate taxation, an interest penalty, and an additional 20% tax on the amount underlying the Award.
Limitations on Our Section 162(m) Deduction. Section 162(m) of the Code limits our deduction for compensation in excess of $1,000,000 paid during a taxable year to our Chief Executive Officer, Chief Financial Officer and our three other highest-paid executive officers, including any person who was described above for any taxable year beginning after December 31, 2016 (collectively, the “Covered Employees”). As a result of Section 162(m), we may not be entitled to a compensation deduction with respect to all or some Awards granted to Covered Employees.
New Plan Benefits
Other than with respect to certain awards to be made to our non-employee directors, as described in “Director Compensation,” awards to our executive officers and other employees under the 2018 Plan are discretionary and are not subject to set benefits or amounts under the terms of the 2018 Plan. Our Board has not granted any awards under the 2018 Plan subject to stockholder approval of this proposal. Accordingly, the benefits or amounts that will be received or allocated to our executive officers and other employees under the 2018 Plan are not determinable. Therefore, the table below shows the aggregate number of awards granted under the 2009 Plan during the fiscal year ended December 31, 2017.

Name and Position	Stock Options (#) Dollar Value $	Restricted Stock Awards (#) Dollar Value $	Performance Unit Awards (#) Dollar Value $
Joseph W. Turgeon President and Chief Executive Officer	155,556 $456,590	66,717 $446,337	66,717 $432,993
Kurt A. Gustafson Executive Vice President and Chief Financial Officer	116,959 $343,300	50,163 $335,590	50,163 $325,623
Thomas J. Riga Executive Vice President and Chief Operating and Commercial Officer	35,000 $92,761	30,000 $180,900	—
Rajesh C. Shrotriya, M.D. Former Chief Executive Officer and Current Director	233,918 $686,601	100,326 $671,181	100,326 $651,116
Executive Officers Above as a Group	541,433 $1,579,252	247,206 $1,634,008	217,206 $1,409,732
Non-Executive Director Group	120,000 $337,506	60,000 $388,800	—
Non-Executive Officer Employee Group	682,050 $1,955,924	680,100 $4,132,509	—

Required Vote of Stockholders

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 4 is required for the approval thereof. Abstentions will have the same effect as votes “AGAINST” this Proposal. Broker non-votes will have no effect on the outcome of this Proposal.

Proxies received in response to this solicitation will be voted “FOR” the approval of the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan unless otherwise specified in the proxy.
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE SPECTRUM PHARMACEUTICALS, INC. 2018 LONG-TERM INCENTIVE PLAN.

PROPOSAL 5 — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2017.
Although ratification by our stockholders is not a prerequisite to the Audit Committee’s ability to select our independent registered public accounting firm, the Audit Committee believes that asking our stockholders to ratify the selection is advisable and in the best interests of our stockholders, and represents an important corporate governance practice. Accordingly, stockholders are being asked to ratify, confirm and approve the selection of Deloitte & Touche LLP as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and our internal control over financial reporting for the fiscal year ending December 31, 2018. If the stockholders do not ratify our selection of Deloitte & Touche LLP, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee; although, the Audit Committee may select Deloitte & Touche LLP even if our stockholders do not ratify our selection of Deloitte & Touche LLP. If our stockholders ratify the appointment of Deloitte & Touche LLP, the Audit Committee will continue to conduct an ongoing review of Deloitte & Touche LLP’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Deloitte & Touche LLP at any time.
There will be representatives from Deloitte & Touche LLP present at the Annual Meeting. They may make a statement if they desire to do so and will be available to answer appropriate questions from stockholders.

Required Vote of Stockholders
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 5 is required for the approval thereof. Abstentions will have the same effect as votes “AGAINST” this Proposal.

Proxies received in response to this solicitation will be voted “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 unless otherwise specified in the proxy.
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.
Independent Registered Public Accounting Firm Fees
The following table summarizes aggregate fees billed to us for professional services rendered by Deloitte & Touche LLP in its capacity as our principal independent registered public accounting firm for the fiscal years ended December 31, 2017 and 2016:

	Year Ended December 31,
	2017	2016
Audit Fees	$1,223,400	$1,227,197
Audit-Related Fees	69,300	187,785
Tax Fees	171,808	309,649
Total	$1,464,508	$1,724,631
The fees billed to us during or related to the fiscal years ended December 31, 2017 and 2016 consist solely of audit fees, audit-related fees, and tax fees, as follows:
Audit Fees.    Represents the aggregate fees billed to us by our principal independent registered public accounting firm for professional services rendered for the audit of our annual consolidated financial statements and our internal control over financial reporting, for the reviews of our consolidated financial statements included in our Form 10-Q filings for each fiscal quarter, and the preparation of comfort letters and consents with respect to registration statements.
Audit-Related Fees.    Represents the aggregate fees billed to us by our principal independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already reported in Audit Fees. These services include accounting consultations and attestation services that are not required by statute.
Tax Fees.    Represents the aggregate fees billed to us by our principal independent registered public accounting firm for professional services rendered for tax returns, compliance and tax advice.
All Other Fees. We did not incur any other fees to Deloitte & Touche LLP as our principal independent registered public accounting firm during the fiscal years ended December 31, 2017 and 2016.
Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor
All audit and non-audit services by our independent registered public accounting firm were pre-approved by our Audit Committee. For audit services, Deloitte & Touche LLP provides the Audit Committee with an audit plan, including proposed fees in advance of the annual audit. The Audit Committee approves the plan and fees for the audit. Pursuant to its charter, the Audit Committee may establish pre-approval policies and procedures, subject to SEC and NASDAQ rules and regulations, to approve audit and non-audit service, although, it has not yet done so.

CORPORATE GOVERNANCE
Stockholder Engagement and Corporate Governance Highlights
We have recently implemented certain changes that we believe strengthen our governance and executive compensation practices in the interests of our stockholders.
In response to stockholder votes at our 2016 Annual Meeting of Stockholders and 2017 Annual Meeting of Stockholders, on March 23, 2018, the Board unanimously approved the following measures:
1.    Amended our bylaws to establish certain stockholder proxy access rights
Pursuant to which a holder (or a group of holders) of at least 3% of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials director nominees not to exceed 20% of the total number of directors to be elected at an annual meeting (rounded to the nearest whole number, but not less than two), subject to certain notice and information requirements;
2.    Amended our bylaws to implement majority voting standard
Pursuant to which director nominees in uncontested elections will be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders; and
3.    Rescinded our stockholder rights plan
In order to eliminate our existing poison pill, which was previously implemented through our stockholder rights plan, pursuant to which we issued a dividend of rights to purchase preferred stock to holders of our common stock.
We also maintain, among other measures, the following corporate governance practices to ensure the accountability of our Board:
•We hold annual elections of our Board.
•7 of 8 members of our proposed Board are independent, including our Chairman.
•We evaluate the independence of our directors annually.
•We separated the roles of Chief Executive Officer and Chairman of the Board.
•Each of the members of our Audit Committee is designated as an “audit committee financial expert”.
•We maintain stock ownership requirements for our Chief Executive Officer and our non-employee directors.
•We hold an advisory vote of our stockholders to approve the compensation of our named executive officers annually.
•Our governing documents do not include any supermajority voting provisions.
•Our directors hold regular executive sessions without management.
•We prohibit any director, officer or other employee from engaging in any kind of hedging transaction.

Corporate Governance Guidelines
We have adopted written corporate governance guidelines to assist the Board in carrying out its duties and responsibilities. A copy of the Corporate Governance Guidelines are posted on our website at www.sppirx.com.
Board Independence
In determining whether members of our Board are independent, the Board reviews a summary of our relationships with each director and other facts relevant to the analysis of whether the directors qualify as “independent directors” under the NASDAQ Listing Rules.
The Board has affirmatively determined that Drs. Krassner, Lenaz, Maida, Vyas and Welles, Messrs. Ashton, Gagnon and Cohen are independent directors pursuant to the NASDAQ Listing Rules. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent pursuant to the NASDAQ Listing Rules. In addition, the members of the Audit Committee are independent directors pursuant to the heightened independence criteria for members of Audit Committees set forth in SEC rules.

Board Meeting Attendance
Our Board met nine times and acted by unanimous written consent six times during 2017. We expect each director to attend each meeting of the Board and of the committees on which he or she serves. Our policy is that every director is expected to attend the annual meeting of our stockholders in-person. If a director is unable to attend a meeting, he or she must notify the Board and attempt to participate in the meeting by telephone, if possible. All directors have attended at least 75% of the meetings of the full Board and the meetings of committees on which he served in 2017. Our Board met in executive sessions without management seven times during 2017. All our Board members attended the 2017 Annual Meeting of Stockholders.
Committees of the Board
Our Board has three standing committees: Audit, Compensation and Nominating and Corporate Governance. Each committee acts pursuant to a written charter. Copies of the Audit, Compensation, and Nominating and Corporate Governance Committee charters are posted on our website at http://investor.sppirx.com/governance.cfm. The Board intends to reevaluate the composition of each of the committees at its meeting immediately following the Annual Meeting.
Board Committee Membership
as of December 31, 2017

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
William L. Ashton
Raymond W. Cohen	M	C
Gilles R. Gagnon
Stuart M. Krassner	M
Luigi Lenaz		M	C
Anthony E. Maida	C		M
Rajesh C. Shrotriya
Joseph W. Turgeon
Dolatrai Vyas		M	M

M    Member
C    Chair

Audit Committee.     At December 31, 2017, the Audit Committee was comprised of Drs. Maida (Chair) and Krassner, and Mr. Cohen, each of whom satisfied the NASDAQ and SEC “independence” and other rules for Audit Committee membership. The Audit Committee held ten meetings during 2017. Our Board determined that Drs. Maida and Krassner, and Mr. Cohen were “audit committee financial experts” within the meaning of SEC rules.
The principal responsibilities of the Audit Committee include but are not limited to:

•	Appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm;

•	Reviewing independence qualifications and quality controls of the independent registered public accounting firm;

•	Overseeing and monitoring internal controls, procedures, the audit function, accounting procedures and financial reporting process; and

•	Reading and discussing with management and the independent registered public accounting firm the annual audited, and quarterly unaudited, financial statements.

Compensation Committee.     At December 31, 2017, the Compensation Committee was comprised of Mr. Cohen (Chair), and Drs. Lenaz and Vyas. The Compensation Committee held two meetings during 2017 and acted by unanimous written consent three times during 2017. Our Board determined that each of the members was an “independent director” within the meaning of the NASDAQ Listing Rules.
For additional information about the role and responsibilities of the Compensation Committee, see the “Compensation Discussion and Analysis — Role of Compensation Committee” section of this Proxy Statement.
Nominating and Corporate Governance Committee.     At December 31, 2017, the Nominating and Corporate Governance Committee was comprised of Drs. Lenaz (Chair), Maida, and Vyas. Our Board determined that each of the members was an “independent director” under the NASDAQ Listing Rules. The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to: the identification and recommendation of nominees for election as directors by the stockholders; the identification and recommendation of candidates to fill any vacancies on our Board; and the recommendation of policies and standards of corporate governance. The Nominating and Corporate Governance Committee held one meeting during 2017.
In selecting and making recommendations to the Board for director nominees, the Nominating and Corporate Governance Committee may consider suggestions from many sources, including our stockholders. Any such director nominations, together with appropriate biographical information and qualifications, should be submitted by the stockholder(s) to the Chairman of the Nominating and Corporate Governance Committee of our Board of Directors, c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. Director nominees submitted by stockholders are subject to the same review process as director nominees submitted from other sources, such as other Board members or senior management. No director nominations by stockholders have been received as of the filing of this Proxy Statement.
The Nominating and Corporate Governance Committee considers a number of factors when reviewing potential nominees for the Board. The factors which are considered by the Nominating and Corporate Governance Committee include the following: the candidate’s ability and willingness to commit adequate time to Board and committee matters; the fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs; the candidate’s personal and professional integrity, ethics and values; the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly-held company; the candidate’s experience in our industry and with relevant social policy concerns; the candidate’s experience as a Board member of another publicly-held company; whether the candidate would be “independent” under applicable standards; whether the candidate has practical and mature business judgment; and the candidate’s academic expertise in an area of our operations. In addition to the factors set forth above, the Nominating and Corporate Governance Committee also strives to create diversity in perspective, background and experience in the Board as a whole.
In identifying, evaluating and selecting future potential director nominees for election at each annual meeting of stockholders and nominees for directors to be elected by the Board to fill vacancies and newly created directorships, the Nominating and Corporate Governance Committee engages in a selection process. In identifying potential nominees, the Nominating and Corporate Governance Committee will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any of our stockholders or senior management. In appropriate circumstances, the Nominating and Corporate Governance Committee may also hire a search firm to help locate qualified candidates. Once potential nominees are identified, they are initially reviewed by the Chairman of the Nominating and Corporate Governance Committee, or in the Chairman’s absence, any other member of the Nominating and Corporate Governance Committee delegated to initially review director candidates. The reviewing member of the Nominating and Corporate Governance Committee will make an initial determination in his or her own independent business judgment as to the qualifications and fit of such director candidates based on the criteria set forth above. If the reviewing member determines that it is appropriate to proceed, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee will interview the prospective director candidate(s). The full Nominating and Corporate Governance Committee may interview the candidates as well. The Nominating and Corporate Governance Committee will provide informal progress updates to the Board and will meet to consider and recommend final director candidates to the entire Board. Our Board determines which candidates are nominated or elected to fill a vacancy.

Board Leadership Structure

Our Board has chosen to separate the roles of Chief Executive Officer and Chairman of the Board. Joseph W. Turgeon is our President and Chief Executive Officer and Stuart M. Krassner, Sc.D., Psy.D is our Chairman of the Board. As President and Chief Executive Officer, Mr. Turgeon is responsible for our day-to-day management and the overall execution of our strategy.
Our Board believes that it is currently in our best interest and the best interest of our stockholders for Dr. Krassner to serve as our Chairman of the Board, for the following reasons:

•
Dr. Krassner’s career spans four decades of experience in various positions at the University of California, Irvine, most recently as Professor Emeritus of Developmental and Cell Biology at the School of Biological Sciences. He has also been retained by a number of public and private pharmaceutical, medical device and other companies to provide scientific and regulatory advisory services, including FDA compliance. Thus, he has deep knowledge of our industry and strong relationships across the industry and in the scientific and medical communities and can help us execute our strategy and business plans to maximize stockholder value; and

•	Dr. Krassner has deep experience serving as our director since 2004, providing unique insight into our business.

We believe our current Board leadership structure provides effective oversight of management and strong leadership of the independent directors. Our independent directors meet without executive management on a routine basis to review, among other things, our strategy, performance, management effectiveness, and succession planning.
Risk Oversight
Management is responsible for identifying our risk exposures and communicating such exposures to our Board. The Board is responsible for implementing our risk oversight responsibilities. The Board does not have a standing risk management committee, but administers this function directly, as well as through committees of the Board. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our accounting principles and procedures, financial reporting processes and system of disclosure controls and internal control over financial reporting. The Nominating and Corporate Governance Committee assists the Board in its risk oversight function by periodically reviewing and discussing with management important corporate governance principles and practices and by considering risks related to our director nominee evaluation process. The Compensation Committee assists the Board in its risk oversight function by overseeing compliance with our executive compensation programs and considering risks relating to the design of our executive compensation programs and arrangements. In addition, our compliance officer monitors our corporate compliance program and our compliance with applicable laws, rules and regulations and provides reports to our Board with respect to compliance matters and any related issues. The full Board considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary. We believe our Board leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s effectiveness in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices.
Communications with the Board
Stockholders who wish to contact members of our Board may send email correspondence to: ir@sppirx.com. If stockholders would like to write to the Board, they may also send written correspondence to the following address: Board of Directors, c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. Stockholders should provide proof of share ownership with their correspondence. It is suggested that stockholders also include contact information. All stockholder communications will be received and processed by the Investor Relations Office, and then directed to the appropriate member(s) of the Board. In general, correspondence relating to accounting, internal accounting controls or auditing matters will be referred to the chairperson of the Audit Committee, with a copy to the Nominating and Corporate Governance Committee. All other correspondence that is directed to the Board generally will be referred to the chairperson of the Nominating and Corporate Governance Committee. To the extent correspondence is addressed to a specific director or requires a specific director’s attention, it will be directed to that director.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions. A copy of the Code of Business Conduct and Ethics will be provided to any person, without charge, upon request to (702) 835-6300 or to Investor Relations, Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. Amendments to the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, if any, will be posted on our website at www.sppirx.com. We will disclose any waivers of provisions of our Code of Business Conduct and Ethics that apply to our directors and principal executive, financial and accounting officers by disclosing such information on a Current Report on Form 8-K.
Stock Ownership Policy

We adopted a Stock Ownership Policy that applies to our Chief Executive Officer and our non-employee directors, effective as of April 1, 2015, to further align the interests of such individuals with those of our stockholders. Under the policy, the Chief Executive Officer and non-employee directors must hold and maintain, directly or indirectly (including through equity incentive plans), shares of our common stock (including vested “in-the-money” options) equivalent to at least five times his or her annual base cash salary or three times the annual cash Board retainer fee (excluding any additional fees paid for committee assignments and service as the lead director or committee chair, if any), as applicable. The current Chief Executive Officer and non-employee directors have five years from the effective date of the policy (April 1, 2020) to reach the required ownership level, and any newly appointed or elected persons will have five years from the date on which he or she is appointed or elected to reach the required ownership level. Furthermore, within one year of his or her initial appointment or election, each such person must own and maintain some shares of our capital stock. Individuals who do not hold the required number of shares will be required to hold all shares received as an equity grant, net of shares sold or withheld to pay the exercise price of stock options or to pay withholding taxes. A copy of the Stock Ownership Policy is posted on our website at www.sppirx.com.
Anti-Hedging Policy
We have adopted an anti-hedging policy that prohibits any of our or our subsidiaries’ directors, officers or other employees from, at any time, directly or indirectly, engaging in any kind of hedging transaction that could reduce or limit such person’s holdings, ownership or interest in or to any of our shares of common stock or other securities, including without limitation outstanding stock options, deferred share units, restricted share units, or other compensation awards the value of which are derived from, referenced to or based on the value or market price of our securities. Prohibited transactions include the purchase by a director, officer or other employee of financial instruments, including, without limitation, prepaid variable forward contracts, instruments for short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any of our securities. A copy of the anti-hedging policy is posted on our website at www.sppirx.com.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of our Board is responsible for assisting our Board in fulfilling its oversight responsibilities regarding our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Audit Committee operates pursuant to a written charter, a copy of which is posted on our website at www.sppirx.com. The Audit Committee met ten times during fiscal 2017. All members of the Audit Committee are non-employee directors and satisfy the current NASDAQ Listing Rules and SEC requirements with respect to independence, financial literacy and experience.
Our management has the primary responsibility for our consolidated financial statements as well as our financial reporting process, accounting principles and internal controls. Deloitte & Touche LLP, our independent registered public accounting firm in 2017, is responsible for performing an audit of our consolidated financial statements and internal control over financial reporting, and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and the effectiveness of our internal control over financial reporting.
In this context, the Audit Committee has reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2017 with our management and our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communication with Audit Committees” (formerly known as Auditing Standard No. 16), as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB (Rule 3526) regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.
Based on the foregoing, the Audit Committee has recommended to our Board the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
Anthony E. Maida, III, M.A., M.B.A., Ph.D., Chair
Stuart M. Krassner, Sc.D., Psy.D.
Raymond W. Cohen
The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS

In this section we discuss and analyze the compensation paid to our “named executive officers” for the fiscal year ended December 31, 2017.
This section is divided into the following parts:
•Named Executive Officers
•Compensation Governance Best Practices
•Compensation Philosophy and Objectives
•Governance of Executive Compensation Program
•Key Elements of Executive Compensation
•Risk Assessment of Compensation Policies and Practices

Named Executive Officers
For the fiscal year ended December 31, 2017, the Compensation Committee (the “Committee”), determined that our named executive officers were as follows:

Name	Title

Joseph W. Turgeon (1)	President and Chief Executive Officer (Principal Executive Officer)
Kurt A. Gustafson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Thomas J. Riga (2)	Executive Vice President, Chief Operating Officer and Chief Commercial Officer
Rajesh C. Shrotriya, M.D. (3)	Former Chief Executive Officer and Chairman of the Board
(1) On December 17, 2017, the Board appointed Mr. Turgeon as our President and Chief Executive Officer and a member of our Board (he previously served as our President and Chief Operating Officer).
(2) On December 17, 2017, the Board appointed Mr. Riga as our Executive Vice President, Chief Operating Officer and Chief Commercial Officer. During 2017 until that date, he previously served as our Chief Commercial Officer.

(3) On December 17, 2017, Dr. Shrotriya’s employment was terminated and he also ceased serving as Chairman of the Board, though remains a member of the Board through the expiration of his term.

Compensation Governance Best Practices
We maintain strong governance standards with respect to our executive compensation programs. Our practices include the following:

•	Independent Compensation Consultant. The Committee engages an independent compensation consultant.

•	Annual Compensation Risk Assessment. We perform an annual compensation risk assessment to identify any elements of compensation that carry elevated levels of risk.

•	Stock Ownership Guidelines. We maintain a stock ownership requirement for our Chief Executive Officer and non-employee directors.

•	Annual Peer Group Review. We evaluate our peer group annually for purposes of our executive compensation review.

•	Anti-hedging Policy. We prohibit any director, officer or other employee from engaging in any kind of hedging transaction.

•	No Excessive Perquisites. We provide only limited perquisites to our executive officers that are intended to facilitate them in the performance of their duties.

•	No In-the-Money Options. We do not grant options with an exercise price less than the fair market value of our common stock on the date of grant.

•	No Guaranteed Bonuses. Our executive officers’ bonuses are performance-based and 100% at risk.
Compensation Philosophy and Objectives
Compensation Philosophy
The Committee’s executive compensation philosophy is to attract and retain professionals of the highest caliber with highly sought-after skill sets, who are capable of leading us in fulfilling our ambitious business objectives. The Committee understands that competition for attracting talent in the pharmaceutical industry is very intense, and that such competition is local, national, and even international in scope.
As a result, the Committee seeks to design executive compensation packages that encourage exceptional candidates to make the decision to join and stay with us over other potential employers, including pharmaceutical, biotechnology, and other life sciences companies that may be larger and better known than us. As a result, the Committee seeks to implement this compensation philosophy by offering compensation opportunities that significantly reward executives for advancing our financial and strategic goals.
Compensation Objectives
When reviewing and approving our executive compensation program, the Committee is guided by the following five compensation objectives:

1.	Attract the right executives:
Attract exceptional and accomplished executives with the relevant experience and skills that are required to direct our strategic objectives;

2.	Motivate the right executives:
Provide a total compensation package that is highly competitive within the life sciences industry and, more specifically, within our peer group companies;

3.	Have a portion of executive compensation be at-risk based on performance:
Condition a portion of potential total compensation on the achievement of Company and individual performance targets;

4.	Align the financial interests of our executives and stockholders:
Provide a portion of total compensation through the grant of restricted stock awards and stock options, as well as performance-based units tied to relative total stockholder return, to more directly align the long-term interests of our executive officers with those of our stockholders; and

5.	Retain the right executives:
Provide for time-based vesting of restricted stock and stock option awards to encourage our executive officers to remain with us over time.

Quantitative and Qualitative Performance Indicators
The Committee takes into account quantitative indicators such as financial metrics, as well as qualitative indicators of Company and individual performance in determining the level and structure of compensation for each of the named executive officers. Qualitative factors are intended to identify and reward achievements that the Committee believes are preparatory steps in our achievement of meaningful growth and may include, among other things, the (i) completion of the acquisition of commercial or clinical-phase drugs at an advantageous cost structure, (ii) advancement of product candidates through clinical trials, (iii) obtaining regulatory approvals in the U.S. and abroad, and (iv) fostering a high-performance culture throughout the organization.
The Committee believes that our success depends on these quantitative and qualitative performance indicators. As a result, the Committee seeks to ensure that the compensation of our named executive officers is aligned with the achievement of each. The specific performance indicators for purposes of compensation paid in 2017 are discussed below. For additional information, see “Compensation Discussion and Analysis - Key Elements of Executive Compensation - Annual Cash Bonuses.”
Principal Compensation Elements
In furtherance of the Committee’s compensation philosophy, the Committee believes that using a combination of three principal compensation elements - base salary, annual cash bonus, and equity incentive awards - appropriately delivers on our executive compensation objectives. The Committee also uses other compensation elements, including standard benefits and perquisites, as well as change of control benefits for certain executives, which it views as necessary components of a competitive and effective program.
Mix of Compensation Elements
In assessing the “total compensation” opportunity for each named executive officer, and determining the value or amount paid with respect to each compensation element, the Committee generally seeks to weight the compensation mix heavily towards performance-based compensation (annual cash bonuses and equity awards), which we refer to as “at-risk” compensation, and seeks to limit the level of “guaranteed” compensation, such as cash compensation (base salary, benefits, and perquisites). In doing so, the Committee is mindful of the appropriate mix between guaranteed pay and at-risk pay so as to mitigate the potential for excessive risk taking.
The Committee also strives to provide a significant proportion of the total compensation opportunity in the form of non-cash (such as restricted stock, options and performance-based units) rather than cash components. The Committee does so to allow the named executive officers to be financially rewarded for exceptional Company performance that the Committee believes will advance our business objectives, and to further align the interests of the named executive officers with those of our stockholders.
However, in order to promote flexibility to appropriately award our key executives, the Committee has not established any formal policies for allocating between at-risk and guaranteed compensation, or cash and non-cash compensation. For additional information, see “Compensation Discussion and Analysis — Key Elements of Executive Compensation.”

Governance of Executive Compensation Program
Role of Compensation Committee in Determining Executive Compensation
The Committee was appointed by the Board, and consists entirely of directors who are “independent directors” under the applicable NASDAQ Listing Rules, who are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee. The Committee is responsible for, among other things:

•	reviewing and approving the compensation of our named executive officers;

•
approving individual and Company performance targets that relate to the payment of annual cash bonuses and the grant of equity awards, assessing achievement with respect to the targets, and approving the payments or grants made to our named executive officers;

•
administering our cash incentive plans, equity incentive plans, profit sharing plans, deferred compensation plans and similar programs (if any), and approving awards under such plans to our named executive officers;

•	reviewing and approving offer letters, employment agreements, severance agreements, change of control agreements and other similar compensatory arrangements with our named executive officers;

•
reviewing and discussing the Compensation Discussion and Analysis section of our annual proxy statement with management, including the related executive compensation information, and determining whether to recommend to the Board that such section be included in this Proxy Statement; and

•	preparing and approving the Report of the Compensation Committee for inclusion in this Proxy Statement.
In performing its duties, the Committee, in its discretion, may retain or replace any independent counsel, compensation consultants or other outside expert or advisor that the Committee believes necessary or advisable, and the Committee has the sole authority to approve the compensation of such persons. The Committee held two meetings during 2017 and acted by unanimous written consent three times.
Role of Executive Officers in Determining Executive Compensation
While our Chief Executive Officer discusses his compensation recommendations with the Committee for other named executive officers, he does not participate in any Committee deliberation or determination with respect to his own compensation. The determination of the amount of compensation paid to the Chief Executive Officer is made by the Committee.
The Committee considers recommendations of our Chief Executive Officer when assessing individual performance of the other named executive officers. However, the determination of the amount of any cash or equity incentive awards payable to the other named executive officers is made by the Committee. The other named executive officers and other senior management personnel also are generally not present at meetings of the Committee and do not participate in its discussions regarding executive compensation decisions.
Compensation Consultant and Peer Group Data
In the first quarter of 2017, the Committee re-engaged with its independent executive compensation firm, Exequity, to conduct an updated competitive review of our executive compensation program, which included an evaluation of our peer group companies. Specifically, the Committee tasked Exequity with identifying and selecting a comparably sized, industry-affiliated peer group of companies operating within the biotechnology or pharmaceutical industries.
The peer group that Exequity selected and which the Committee approved, included the following 21 publicly traded pharmaceutical companies which we refer to as our “Peer Group”:

● AMAG Pharmaceuticals, Inc.	● Enanta Pharmaceuticals, Inc.

● Albany Molecular Research, Inc.	● Ariad Pharmaceuticals, Inc.

● Genomic Health, Inc.	● Fluidigm Corporation

● Luminex Corporation	● Harvard Bioscience, Inc.

● Amphastar Pharmaceuticals, Inc.	● Vanda Pharmaceuticals Inc.

● Mimedx Group, Inc.	● Infinity Pharmaceuticals, Inc.

● Pernix Therapeutics Holdings, Inc.	● VIVUS, Inc.

● SciClone Pharmaceuticals, Inc.	● Merrimack Pharmaceuticals, Inc.

● Supernus Pharmaceuticals, Inc.	● NewLink Genetics Corporation

● Halozyme Therapeutics, Inc.	● Eagle Pharmaceuticals, Inc.

● Sucampo Pharmaceuticals, Inc.

Exequity was tasked with reviewing and compiling data on the executive compensation practices of the Peer Group and to provide the Committee guidance on compensation practices. Exequity then presented recommendations to the Committee for a new long-term incentive compensation program for the named executive officers. Exequity’s report was presented to the Committee in the first quarter of 2017. The Committee reviewed and discussed the findings and recommendations at length.
The Exequity report was used by the Committee to review and understand the level of total compensation, and the level and mix of base salaries, annual cash bonuses, annual and long-term equity incentive awards, and other benefits and perquisites provided to executives of companies within the Peer Group. The Committee reviewed compensation data from the Peer Group in an effort to obtain an understanding of current comparative compensation practices and as one of several components in making its executive compensation decisions. The Committee references the Peer Group data in order to ensure that our compensation program is competitive and appropriate. The Committee concluded that its named executive officers are reasonably compensated with an appropriate mix of guaranteed and at-risk pay in light of competitive pay practices of our Peer Group and our 2017 performance.

Key Elements of Executive Compensation
The principal elements of compensation for our named executive officers include:

•	Base Salary

•	Annual Cash Bonus

•	Equity Incentive Awards (Restricted Stock, Stock Options and Performance-Based Units)

•	Benefits and Perquisites

•	Payments upon Termination of Employment or Change in Control
We believe our “pay for performance” philosophy attracts, retains and motivates our named executive officers to be fully aligned with the interests of our stockholders, as well as our short and long-term strategic objectives.
Base Salary
We provide base salaries to attract and retain executives with the proper experiences and skill sets required to assist us in achieving our specific business objectives. Base salaries provide a guaranteed base level of compensation that comprises a standard element of executive compensation packages within our industry.
The base salaries of our named executive officers are established as part of an annual compensation review undertaken by the Committee. Base salaries for a particular fiscal year are generally established either at the end of the prior year or the beginning of the current year (in which case they are generally retroactive to the beginning of the year). Base salaries are intended to reflect the scope of each executive’s responsibilities, as well as their qualifications, breadth of experience, functional expertise, recent individual performance, impact on our results and overall performance.
The base salaries approved by the Committee for our named executive officers in 2016 and 2017 were as follows:

	Base Salary
Executive	2016	2017
Joseph W. Turgeon	$600,000	$600,000
Kurt A. Gustafson	$500,000	$500,000
Thomas J. Riga(1)	—	$420,000
Rajesh C. Shrotriya, M.D.	$945,000	$945,000
(1) On December 17, 2017, Mr. Riga was appointed as our Executive Vice President, Chief Operating Officer and Chief Commercial Officer (he was then serving as our Chief Commercial Officer), though was not a named executive officer until December 17, 2017.
The base salary in 2017 for Mr. Turgeon was based on his role as President and Chief Operating Officer, which was his position for almost the entire year. Similarly, the 2017 base salary for Mr. Riga was based on his role as Chief Commercial Officer. In January 2018, the Committee increased Mr. Turgeon’s base salary to $750,000 to reflect his new role as President and Chief Executive Officer. At that same time, Mr. Riga’s base salary was increased to $500,000 to reflect his new role as Executive Vice President, Chief Operating Officer and Chief Commercial Officer.
Annual Cash Bonuses
As discussed above, the Committee believes it is important to tie a meaningful portion of the total compensation potential for the named executive officers to the achievement of specified quantitative and qualitative Company performance targets, as well as individual performance targets. The achievement of these targets advances our specific business objectives and result in long-term stockholder value. The Committee also seeks to limit guaranteed pay in favor of pay that is at-risk while encouraging retention. One compensation component that the Committee uses to address these objectives is annual cash bonuses that are earned based on the achievement of pre-established Company and individual performance targets and which are subject to the executive’s continued employment through the date of payment.
In determining the amount of the annual cash bonus amount to award to our Chief Executive Officer and our other named executive officers, the Committee evaluates specified performance targets, but retains the discretion to consider additional qualitative factors beyond the achievement of the applicable criteria. We believe this provides our Committee with the flexibility to reward our executives for their performance when considered in the context of our dynamic industry and provides them with the incentive to pursue strategic objectives in addition to our pre-established goals.

Notably, while the annual cash bonuses paid by us have components of a non-equity incentive plan award since they are based, to a large extent, on actual performance with respect to pre-determined performance metrics, they also have a discretionary component to them because the actual targeted amount, as well as the precise correlation between the achievement of the performance targets and the annual cash bonus amount, is not pre-established and communicated by the Committee. For this reason, and in accordance with SEC rules, the annual cash bonus amounts are disclosed as “bonuses” in the Summary Compensation Table (rather than as “non-equity incentive plan awards”). For additional information on amounts actually awarded, see “Summary Compensation Table” later in this Proxy Statement.
Chief Executive Officers. The 2017 target bonus opportunity for Dr. Rajesh C. Shrotriya, our former Chief Executive Officer, and Mr. Joseph W. Turgeon, our Chief Executive Officer (beginning December 17, 2017), was set as a percentage of salary and was unchanged from 2016, as follows:

Executive	Target
Joseph W. Turgeon	60% of base salary*

Rajesh C. Shrotriya, M.D.	100% of base salary
* For Mr. Turgeon, this target was based on his role during 2017 as our President and Chief Operating Officer.
The bonus for 2017 business achievements was determined by the Committee in March 2018, based on an assessment of the following objectives: (i) revenues, (ii) cash and debt management, (iii) clinical development of two products, (iv) opportunistic licensing arrangements, (v) favorable settlement of on-going stockholder litigation, and (vi) the achievement of a year-end stock price target.
The Committee determined that substantially all of these goals were met on a weighted-basis, as summarized in the tables below:

2017 Key Strategic Goals (100% maximum achievement)
1. Revenue / Cash Goals: Achievement of an annual product revenue target of $110 million (inclusive of $20 million for EVOMELA), and achievement of a year-end cash balance target of $90 million	Achieved and Exceeded: Total revenue - $128 million Product revenue - $116 million EVOMELA revenue - $35 million December 31, 2017 cash and equivalents - $228 million
2. ROLONTIS development: Completion of clinical enrollment targets for Phase 3 studies of ROLONTIS
Achieved and Exceeded:
A pivotal Phase 3 study (ADVANCE Study, or SPI-GCF-301) was initiated in the first quarter of 2016 to evaluate ROLONTIS as a treatment for chemotherapy-induced neutropenia. The ADVANCE study has completed enrollment with 406 patients and we announced on February 5, 2018 that the top line result of this study met the primary endpoint of non-inferiority in Duration of Severe Neutropenia between ROLONTIS and pegfilgrastim, with a similar adverse profile between the two study arms.

3. POZIOTINIB development: Advancement of clinical enrollment targets for POZIOTINIB in the treatment of certain lung and breast cancer types
Achieved and Exceeded:
In March 2016, we initiated a Phase 2 breast cancer trial for POZIOTINIB. The Phase 2 study is an open-label study that will enroll approximately 75 patients with HER2 positive metastatic breast cancer, who have failed at least two HER2 directed therapies. In collaboration with The University of Texas MD Anderson Cancer Center, an investigator-sponsored Phase 2 trial is currently enrolling in NSCLC patients with EGFR or HER2 exon 20 mutations. The study yielded preliminary results demonstrating evidence of significant antitumor activity in NSCLC patients with EGFR exon 20 mutations, with interim data presented at the World Conference on Lung Cancer in October 2017 showing an unconfirmed Objective Response Rate of 73% in 11 treated patients. Based on feedback from the FDA, we have initiated an additional multi-center study in patients with EGFR or HER2 exon 20 insertion mutations, and gastric cancer indications are being conducted in South Korea by Hanmi and the Korean National OncoVenture.

4. Achievement of opportunistic in/out-license arrangements	Not Achieved
5. Achievement of a target stock price by December 31, 2017	Achieved and Exceeded: Our stock price at year-end 2017 and 2016 was $18.95 and $4.43, respectively, representing a 328% increase.

2017 Supplemental Goals (25% maximum achievement)
6. Extension and/or opportunistic re-purchase of our December 2018 Senior Convertible Notes
Achieved: In October 2017, we completed an open market purchase of our 2018 Convertible Notes, aggregating 69,472 note units (equivalent to $69.5 million principal value) for $27.3 million in cash and 5.4 million newly-issued shares of our common stock, then worth $73 million. Accordingly, as of December 31, 2017, $40.6 million in principal of our 2018 Convertible Notes remains outstanding. Concurrent with this open market purchase, we also unwound a portion of the previously sold warrants and previously purchased call options that were part of our Conversion Hedge for aggregate net proceeds of $5.8 million.

7. Successful resolution of stockholder litigation
Achieved: We previously responded to complaints that alleged breaches of fiduciary duty based on conduct relating to a March 12, 2013 press release concerning sales of our product FUSILEV. The complaints sought compensatory damages, corporate governance reforms, restitution and disgorgement of defendants’ alleged profits, and costs and fees. On April 11, 2017, the parties executed a Stipulation and Agreement of Settlement covering the consolidated Federal Derivative Actions and consolidated State derivative Actions. Pursuant to the Agreement of Settlement, we (through our insurers) agreed to pay $530,000 for plaintiffs’ attorneys’ fees and expenses. The Stipulation and Agreement of Settlement was filed with the Eighth Judicial District Court of the State of Nevada in and for Clark County on April 13, 2017. On May 18, 2017, the Court entered an order preliminarily approving the Agreement of Settlement. On August 1, 2017, the Court entered an order finally approving the Agreement of Settlement and dismissing the derivative actions against all named Defendants with prejudice.

8. Achievement of an annual revenue target for EVOMELA	Achieved and Exceeded: See Goal no. 1 above.
9. Achievement of certain data and enrollment targets for POZIOTINIB	Achieved and Exceeded: See Goal no. 3 above.
10. Achievement of accelerated approval status by the FDA for POZIOTINIB in the treatment of certain lung cancer types	Achieved and Exceeded: See Goal no. 3 above.

As a result of the achievement of the goals described above, the Committee determined a 2017 annual cash bonus award for our Chief Executive Officers, paid in March 2018, in the amount set forth in the table below:

Name	2017 Target Cash Bonus (as a Percentage of 2017 Base Salary)	2017 Actual Cash Bonus
Joseph W. Turgeon	$360,000 (60%)	$342,000
Rajesh C. Shrotriya, M.D.	$945,000 (100%)	$863,316
Other Named Executive Officers. In determining the 2017 annual cash bonus awards for our other named executive officers, the Committee took into account our performance with respect to the same financial and strategic performance goals discussed above for our Chief Executive Officers, as well as the individual performance of each of the other named executive officers. The Committee also considered the recommendations of Mr. Turgeon as our Chief Executive Officer in order to form a meaningful and comprehensive assessment of the capabilities and contributions of each of our named executive officers.
The other named executive officers’ 2017 target bonus opportunities were set at the same percentage of salary as in 2016 and the target payouts were based on their 2017 salary as of the last day of the fiscal year (Chief Operating Officer 50% and Chief Financial Officer 50%). The Committee determined 2017 annual cash bonus awards for the other named executive officers (paid in March 2018) in the amounts set forth in the table below. Mr. Riga was paid above target based on his new increased responsibilities and performance in 2017.

Name	2017 Target Cash Bonus (as a Percentage of 2017 Base Salary)	2017 Actual Cash Bonus
Kurt A. Gustafson	$250,000 (50%)	$237,500
Thomas J. Riga	$210,000 (50%)	$275,000

Equity Incentive Awards
In furtherance of the Committee’s compensation philosophy, the Committee believes it is important to provide a significant portion of the named executive officers’ total compensation opportunity through the grant of equity incentive awards in order to further align the interests of our named executive officers with those of our stockholders. Furthermore, the Committee believes granting equity incentive awards that vest over time encourage executives to remain with us. In order to accomplish these objectives, the Committee has historically granted the named executive officers a combination of options and restricted stock each year.
Following engagement with our stockholders in 2016 regarding our executive compensation program, at the recommendation of our independent executive compensation firm, Exequity, the Committee revised its long-term equity incentive compensation program to include the grant of performance-based units effective for 2017. Under the terms of the revised program:

•	Award sizes will be determined annually based on competitive benchmarking data; and

•
One third of the target annual grant value will be in the form of performance-based units (the “TSR Performance-Based Units”) tied to our relative total stockholder return (“TSR”) performance, one third of the value will be in stock options which will vest over time, and one third of the value will be in restricted stock which will vest over time.

Additional information on the 2017 grants can be found under the “Grants of Plan-Based Awards in 2017” table later in this Proxy Statement.
Stock Options. As noted, one-third of the equity award value for 2017 was made in the form of stock options granted under the 2009 Plan, which was previously approved by our Board and stockholders. In accordance with the terms of the 2009 Plan, the exercise price of stock options granted pursuant to the 2009 Plan is set at the closing price of our common stock on the date immediately prior to the date of grant. We believe that stock options are an important element of total named executive officer compensation principally because stock options:

•
Are consistent with our philosophy of aligning the interests of our named executive officers with those of our stockholders, because value is created for the executives only if the share price of our common stock increases during the stock option term, which in turn leads to increased stockholder value; and

•	Help to retain executives through the use of time-based vesting provisions that provide for vesting over several years.
Restricted Stock. As noted, one-third of the equity award value for 2017 was made in the form of time-vesting restricted stock granted under the 2009 Plan. We believe restricted stock is an important element of total named executive officer compensation because restricted stock:

•	Results in immediate value to the recipients while still providing incentive to maximize the value of our stock; and

•	Helps to retain executives through the use of time-based vesting provisions that provide for vesting over several years.
Performance-Based Units. As noted, one-third of the equity award value for 2017 was made in the form of performance-based units granted under the 2009 Plan. We believe that performance-based units are an important element of total named executive officer compensation because they provide equity incentives linked to our performance rather than being based solely on continued employment. The principal terms of such performance-based units include:

•
The number of TSR Performance-Based Units earned will be tied to our TSR as compared to the TSR of the peer group measured over a two-year performance period (2017-2018). To earn at least the target number of TSR Performance-Based Units, our relative TSR ranking for the two-year performance period must be at or above the 50th percentile of the peer group. If our relative TSR ranking is below the 30th percentile of the peer group, no TSR Performance-Based Units will be earned. If our relative TSR ranking is at the 30th percentile of the peer group, then 25% of the target number of TSR Performance-Based Units will be earned. If our relative TSR ranking is at or above the 80th percentile of the peer group, a maximum of 200% of the target number of TSR Performance-Based Units will be earned. For relative TSRs between the 30th percentile and the 50th percentile, or between the 50th percentile and the 80th percentile, the number of TSR Performance-Based Units earned will be determined by means of linear interpolation.

•	TSR Performance-Based Units tied to our relative TSR performance will be earned, if at all, following the end of the two-year performance period.

•
If a Change in Control (as defined in the 2009 Plan) occurs prior to the end of the two-year performance period, and the TSR Performance-Based Units are not assumed by the acquirer, they will become immediately vested based on our actual TSR ranking as compared to the peer group for the shortened performance period. Further, in the case of our Chief Executive Officer, if, prior to the end of the two-year performance period, he is terminated by us without Cause, terminates his employment for Good Reason or is terminated for death or Disability (as such terms are defined in his employment agreement), then the greater of (i) the target number of TSR Performance-Based Units and (ii) the number of TSR Performance-Based Units that would otherwise have vested for the shortened performance period based on our actual TSR ranking as compared to the peer group during such period, will become immediately vested.
Benefits and Perquisites
The named executive officers are eligible to receive benefits that are generally available to each of our full-time employees, including health insurance, long-term disability insurance, life insurance and vacation pay. As with other employees, the named executive officers are required to make contributions to us to offset a portion of the cost of certain benefit plans.
We also maintain a 401(k) Plan and an Employee Stock Purchase Plan, each of which are generally available to all employees. The 401(k) Plan provides matching employee contributions in shares of our common stock up to applicable limits. The Employee Stock Purchase Plan provides employees with the opportunity to purchase our common stock through accumulated payroll deductions, at a 15% discount to the lesser of (i) the market price of the stock at the beginning of the designated period, and (ii) the market price of the stock at the end of the period. These plans are designed to encourage employees to save for retirement and to encourage ownership of shares of our common stock. We believe they provide an additional incentive for our employees to contribute towards our continued success and align the interests of our employees with those of our stockholders.
In addition, our Board approved the Nonqualified Deferred Compensation Plan in 2011. The Nonqualified Deferred Compensation Plan is administered by the Committee and is intended to be an unfunded plan. The Nonqualified Deferred Compensation Plan is maintained primarily to provide deferred compensation benefits for a select group of our employees, including our named executive officers. Under the Nonqualified Deferred Compensation Plan, we provide participants with the opportunity to make annual elections to defer up to a specified amount or percentage of their eligible cash compensation, as established by the Committee (in 2017, eligible participants could defer up to 75% of base salary and up to 100% of bonus). In addition, we have the option, but not the obligation, to make discretionary or matching cash contributions to employees under the Nonqualified Deferred Compensation Plan. During 2017, we matched each participant’s contributions to the Nonqualified Deferred Compensation Plan up to 10% of the participant’s eligible compensation. For additional information, see “Nonqualified Deferred Compensation Plan” later in this Proxy Statement.
Employment and Change in Control Agreements
We entered into an employment agreement with Dr. Shrotriya in 2008, as later amended, that provides for the payment of certain benefits upon separation of employment from us under specified circumstances. The benefits provided are designed to protect earned benefits in the case that he is terminated without cause or as a result of a change in control of the Company, and to encourage him to act in the best interests of the stockholders at all times during the course of a change in control transaction or other significant event involving our Company. As a result of his termination of employment without cause in December 2017, severance benefits under the employment agreement became payable. The amount of severance benefits accrued in 2017 as a result of his termination is included in the Summary Compensation Table. Dr. Shrotriya will receive continued health benefits through December 2019, representing an aggregate value of approximately $66,800.
Each of our other named executive officers, including Mr. Turgeon, were parties to a Change in Control Severance Agreement at fiscal year end December 31, 2017 that provides certain severance benefits to such named executive officers if, during the term of such agreements, and within 12 months after a change in control has occurred, the named executive officer’s employment is terminated by the Company other than for cause or the named executive officer resigns for good reason. Additionally, each of the named executive officers are entitled to an acceleration of vesting of our matching contribution pursuant to the Nonqualified Deferred Compensation Plan.
We entered into new employment agreements with Messrs. Turgeon, Gustafson and Riga in April 2018 which supersede the prior Change in Control Severance Agreements. These new agreements provide for the payment of certain benefits upon separation of employment from us under specified circumstances. The benefits provided are designed to protect earned benefits in the case that they are terminated without cause or as a result of a change in control of the Company or in the case of death or disability, and to encourage them to act in the best interests of the stockholders at all times during the course of a change in control transaction or other significant event involving our Company.
For additional information, see “Employment, Severance and Change in Control Agreements” later in this Proxy Statement.
Impact of Accounting and Tax Considerations on Compensation
Equity-Based Compensation

The fair value of equity-based compensation, which includes options, restricted shares and performance-based units, is measured in accordance with authoritative accounting guidance. We measure compensation cost for all equity-based awards at fair value on the date of grant and recognize compensation expense over the service period over which the awards are expected to vest.
Section 162(m)
Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1 million paid to any one named executive officer in any calendar year. Under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. However, the Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules. Moreover, from and after January 1, 2018, compensation awarded in excess of $1 million to our named executive officers generally will not be deductible. While the Tax Cuts and Jobs Act will limit the deductibility of compensation paid to the named executive officers, the Committee will-consistent with its past practice-design compensation programs that are intended to be in the best long-term interests of Spectrum and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.
Section 280G and Section 4999
Sections 280G and 4999 of the Code relate to a 20% excise tax that may be levied on a payment made to an executive as a result of a change in control if the payment equals or exceeds 3 times the executive’s base earnings (as defined by the applicable section). Dr. Shrotriya’s employment agreement from 2008 provided that we would compensate him for any excise taxes that might arise upon a change in control of the Company, but as a result of his termination of employment in December, those provisions no longer apply. We do not currently provide similar tax protection to our other named executive officers.

Risk Assessment of Compensation Policies and Practices
The Committee has considered the concept of risk as it relates to our executive compensation program. The Committee believes that, for the reasons set forth below, although the majority of compensation provided to our named executive officers is at-risk, our executive compensation programs do not encourage excessive risk taking and encourage our executive officers to remain focused on appropriate short-term and long-term financial and strategic goals that are tied to the creation of long-term value for our stockholders.

•
Our executive compensation program consists of an appropriate mix of guaranteed pay (salary, benefits and perquisites) and at-risk pay (annual cash bonuses and equity incentive awards) and the Committee reviews this mix annually. The guaranteed portion is designed to provide a minimum compensation base that is necessary to attract and retain executives, as well as to provide meaningful income to the executives regardless of stock price performance so that executives do not feel pressured to focus exclusively on stock price performance and other financial performance targets to the detriment of other important business metrics.

•
Our program establishes appropriate financial and strategic performance goals that are designed to advance our business objectives and encourage the creation of long-term value for our stockholders (as opposed to just short-term increases in our stock price). These performance goals reflect a mix of Company financial and strategic goals, and individual performance goals, so as not to place too much emphasis on any particular type of objective at the expense of others.

•
Our program encourages executive retention through both time-based and performance-based vesting provisions of our equity incentive awards. Our restricted stock and stock option equity awards generally vest over three or four years after their initial grant. Our performance-based unit awards vest based upon a measurement of our relative TSR over a two-year measurement period.

•
A significant portion of our equity incentive awards are granted in the form of stock options and performance-based units, which are only valuable if our stock price increases over time. This serves to align the interests of our executives with those of our stockholders.

•	The Committee retains ultimate oversight over the compensation of our named executive officers and maintains the ability to use discretion where appropriate.

•	Our internal controls and procedures, as well as our codes of conduct and ethics, also help mitigate risks associated with our executive compensation program.

Based on these considerations, the Committee has concluded that any risks arising from our executive compensation program are not reasonably likely to have a material adverse effect on us and do not encourage or place incentives on excessive or inappropriate risk-taking by our named executive officers or other employees.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth summary information concerning the compensation we paid (or accrued) during 2017, 2016, and 2015 to the named executive officers. The amounts reflected in the columns entitled “Stock Awards” and “Option Awards” are estimated values as of the date of grant based on the applicable SEC rules, do not represent any cash payments or proceeds actually received by the named executive officers, and may be materially different from the amounts ultimately realized by the named executive officers upon the vesting and sale of the underlying shares.

Name and Principal Position (9)	Year	Salary ($)(1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	All Other Compensation ($) (4)(5)(6)(7)	Total ($)

Joseph W. Turgeon	2017	600,000	342,000	879,330	456,590	72,465	2,350,385
President and Chief Executive Officer	2016	593,750	345,000	304,000	—	87,887	1,330,637
	2015	575,000	345,000	361,500	1,414,511	66,673	2,762,684

Kurt A. Gustafson	2017	500,000	237,500	661,213	343,300	124,965	1,866,978
Executive Vice President and Chief Financial Officer	2016	492,500	235,000	182,400	—	129,658	1,039,558
	2015	470,000	235,000	180,750	848,706	116,098	1,850,554

Thomas J. Riga(8)	2017	420,000	275,000	180,900	92,761	117,473	1,086,134
Executive Vice President, Chief Operating Officer and Chief Commercial Officer

Rajesh C. Shrotriya, M.D.	2017	905,625	863,316	1,322,297	686,601	5,111,103	8,888,942
Former Chairman and Chief Executive Officer	2016	945,000	945,000	608,000	—	262,977	2,760,977
	2015	945,000	945,000	723,000	1,555,962	253,603	4,422,565

(1)	The amounts in this column reflect the base salary for each year. The 2017 amount related to Dr. Shrotriya is pro-rated through his termination date of December 17, 2017.

(2)
The amounts in this column for 2017 reflect the annual cash bonuses paid in March 2018 with respect to 2017 achievements. For additional information, see “Compensation Discussion and Analysis — Key Elements of Executive Compensation — Annual Cash Bonuses.” The bonus paid to Dr. Shrotriya of $863,316 is based on 95% achievement and pro-rated through his termination date of December 17, 2017.

(3)
The amounts in this column reflect the aggregate grant date fair value of the awards granted in each respective year in accordance with FASB ASC Topic 718. For fair value assumptions refer to Note 6 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 7, 2018.

For Messrs. Turgeon and Gustafson and Dr. Shrotriya, the amounts shown for 2017 reflect, among other items, the performance unit awards (“PUAs”), in the form of restricted stock units, granted to the NEOs in March 2017 in accordance with our revised long-term incentive program that are subject to our achievement of performance goals established by the Committee for the performance period beginning January 1, 2017 and ending December 31, 2018, as follows: Mr. Turgeon, $432,993; Mr. Gustafson, $325,623; and Dr. Shrotriya, $651,116. The value of the 2017 PUAs was $6.49 per award.  These PUAs were valued under a Monte-Carlo simulation model, which considered the “market conditions” for the relative total shareholder return (“rTSR”) versus a designated peer group.  The variable number of restricted stock units to be issued upon the December 31, 2018 measurement of rTSR was also considered in this independent valuation. At maximum achievement levels, the grant date fair values of these awards would be as follows: Mr. Turgeon, $865,986; Mr. Gustafson, $651,246; and Dr. Shrotriya, $1,302,232. For additional information, see “Compensation Discussion and Analysis — Key Elements of Executive Compensation — Equity Incentive Awards.”

(4)
2017 amounts reflect: automobile allowances paid to each of Dr. Shrotriya and Messrs. Turgeon, Gustafson and Riga in the amounts of $57,046, $13,800, $12,000, and $13,800, respectively; annual 401(k) matching contributions of $10,800 for each of Dr. Shrotriya and Messrs. Gustafson and Riga; premiums paid on healthcare and life insurance policies, which are benefits that are offered to all employees; and matching contributions paid by us to match employee deferrals under our Nonqualified Deferred Compensation Plan, as detailed in footnote (5) below. Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to us.

(5)
The matching contributions paid by us in 2017 to match named executive officer deferrals under our Nonqualified Deferred Compensation Plan (up to 10% of eligible compensation) are as follows: Mr. Turgeon — $30,000; Mr. Gustafson — $73,500; Mr. Riga— $64,208; and Dr. Shrotriya — $185,063. These amounts are also reported in the column entitled “Company Contributions in 2017” in the “Nonqualified Deferred Compensation Table” below.

(6)
The amount for our former Chief Executive Officer also includes the economic benefit of $12,213 for fiscal year 2017 related to life insurance policies covering his life and having as beneficiary his estate or other beneficiaries.

(7)
The amount for our former Chief Executive Officer includes severance and one time expenses incurred upon his termination on December 17, 2017 including: two years of current base salary, two years of bonus achievement ($945,000 target bonus multiplied by 95% bonus achievement multiplied by two years), two years of auto allowance, and a one-time payout of accrued vacation.

(8)	The amounts in 2016 and 2015 are not applicable to Mr. Riga as he was not a named executive officer until 2017.

(9)
The positions are those in effect as of year-end. As discussed above, Mr. Turgeon was appointed President and Chief Executive Officer and Mr. Riga was appointed Executive Vice President, Chief Operating Officer and Chief Commercial Officer on December 17, 2017 in connection with the termination of employment of Dr. Shrotriya.

Grants of Plan-Based Awards in 2017
The following table provides information about equity incentive awards granted to the named executive officers in 2017 (no “non-equity incentive plan” awards were granted in 2017). The amounts reflected in the column entitled “Grant Date Fair Value of Stock and Option Awards” are estimated values on the date of grant based on the applicable SEC rules, do not represent any cash payments or proceeds actually received by the named executive officers, and may be materially different from the amounts ultimately realized by the named executive officers upon the vesting and sale of the underlying shares.

			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
Name	Grant Date	Type of Award	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Joseph W. Turgeon	03/28/2017	Restricted Stock Award				66,717(1)			446,337

	03/28/2017	Stock Option Award					155,556(1)	6.69	456,590

	03/28/2017	Restricted Stock Units	16,679	66,717	133,434				432,993

Kurt A. Gustafson	03/28/2017	Restricted Stock Award				50,163(1)			335,590

	03/28/2017	Stock Option Award					116,959(1)	6.69	343,300

	03/28/2017	Restricted Stock Units	12,540	50,163	100,326				325,623

Thomas J. Riga	05/12/2017	Restricted Stock Award				30,000(2)			180,900

	05/12/2017	Stock Option Award					35,000(2)	6.03	92,761

Rajesh C. Shrotriya M.D.	03/28/2017	Restricted Stock Award				100,326(1)			671,181

	03/28/2017	Stock Option Award					233,918(1)	6.69	686,601

	03/28/2017	Restricted Stock Units	25,081	100,326	200,652				651,116

(1)
These awards are vested as to 25% of the shares on the date of grant, and the balance of the shares vest in three equal annual installments on each of the first three anniversaries of the date of grant, subject to the executive’s continued service to us on the applicable vesting date.

(2)
These awards are vested as to 25% of the shares on the first anniversary of the date of grant, and the balance of the shares vest in three equal annual installments on each of the next three anniversaries of the date of grant, subject to the executive’s continued service to us on the applicable vesting date.

(3)
These awards vest as to 100% if our relative TSR ranking measured over a two-year performance period is at or above at least the 50th percentile and vest as to 200% if our relative TSR ranking over such period is at or above at least the 80th percentile. These awards do not vest to the extent that our relative TSR ranking over such period is below the 30th percentile. If our relative TSR ranking is at the 30th percentile of the peer group, then 25% of the target number of TSR Performance-Based Units will be earned. For relative TSR’s between the 30th percentile and the 50th percentile, or between the 50th percentile and the 80th percentile, the vesting will be determined by means of linear interpolation.

(4)
The amounts in this column reflect the aggregate grant date fair value of the respective awards in accordance with FASB ASC Topic 718. For fair value assumptions refer to Note 6 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 7, 2018.

Outstanding Equity Awards at Fiscal Year-End 2017
The following table provides information regarding the outstanding options, restricted stock awards and performance unit awards as of December 31, 2017 held by each of the named executive officers. The amounts reflected in the columns entitled “Market Value of Shares That Have Not Vested” and “Market Value of Unearned Shares That Have Not Vested” are estimated values based on the closing sales price of our common stock on December 29, 2017, do not represent any cash payments or proceeds actually received by the named executive officers, and may be materially different from the amounts ultimately realized by the named executive officers upon the vesting and sale of the underlying shares.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value or Unearned Shares or Units That Have Not Vested ($) (1)
	Exercisable	Unexercisable
Joseph W. Turgeon	150,000			11.05	10/29/2022
	15,000			7.79	3/14/2023
	60,000			9.62	12/3/2023
	250,000			7.24	12/19/2024
	375,000	125,000	(2)	5.86	12/18/2025
	38,889	116,667	(2)	6.69	3/28/2028
						30,000	(3)	568,500
						12,500	(4)	236,875
						25,000	(5)	473,750
						50,037	(6)	948,201
									66,717	(7)	1,264,287
Kurt A. Gustafson	250,000			8.21	6/3/2023
	56,250	18,750	(8)	7.78	3/25/2024
	100,000			7.24	12/19/2024
	225,000	75,000	(2)	5.86	12/18/2025
	29,240	87,719	(2)	6.69	3/28/2028
						3,750	(9)	71,063
						6,250	(4)	118,438
						15,000	(5)	284,250
						37,622	(6)	712,937
									50,163	(7)	950,589
Thomas J. Riga	35,000			7.88
	12,999	4,332	(8)	7.78
	20,000	20,000	(8)	7.23
	37,500	12,500	(2)	6.01
	37,500	12,500	(2)	5.33
	75,000	25,000	(2)	5.31
	11,250	33,750	(8)	6.03
		35,000	(8)	5.99
						722	(9)	13,682
						6,250	(3)	118,438
						10,000	(10)	189,500
						12,500	(11)	236,875
						500	(12)	9,475
						18,750	(13)	355,313
						30,000	(14)	568,500
Rajesh C. Shrotriya, M.D.	500,000			2.55	3/25/2018
	112,500			1.43	12/6/2018
	250,426			1.47	1/16/2019
	500,000			6.09	6/26/2019
	478,495			4.65	1/8/2020

500,000	3.92	7/1/2020
985,444	6.87	12/17/2020
500,000	8.27	12/17/2020
964,665	11.34	12/17/2020
650,000	9.18	12/17/2020
650,000	7.24	12/17/2020
550,000	5.86	12/17/2020
233,918	6.69	12/17/2020

(1)	Amounts are based on the closing price of our common stock on December 29, 2017, which was $18.95 per share.

(2)	Option shares vest 25% on the date of grant, and the balance of the shares vest in three equal annual installments on each anniversary of the date of grant.

(3)	Shares granted on April 17, 2014 with 25% vesting on the first anniversary of the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(4)	Shares granted on February 18, 2015 with 25% vesting on the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(5)	Shares granted on March 22, 2016 with 25% vesting on the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(6)	Shares granted on March 28, 2017 with 25% vesting on the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(7)
These awards vest as to 100% if our relative TSR ranking measured over a two-year performance period is at or above at least the 50th percentile and vest as to 200% if our relative TSR ranking over such period is at or above at least the 80th percentile. These awards do not vest to the extent that our relative TSR ranking over such period is below the 30th percentile. If our relative TSR ranking is at the 30th percentile of the peer group, then 25% of the target number of TSR Performance-Based Units will be earned. For relative TSR’s between the 30th percentile and the 50th percentile, or between the 50th percentile and the 80th percentile, the vesting will be determined by means of linear interpolation.

(8)	Option shares vest 25% on the first anniversary of the date of grant, and the balance of the shares vest in three equal annual installments on each anniversary of the date of grant thereafter.

(9)	Shares granted on March 25, 2014 with 25% vesting on the first anniversary of the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(10) Shares granted on February 18, 2015 with 25% vesting on the first anniversary of the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(11) Shares granted on April 15, 2015 with 25% vesting on the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(12) Shares granted on June 24, 2015 with 25% vesting on the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(13) Shares granted on March 30, 2016 with 25% vesting on the first anniversary of the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(14) Shares granted on May 12, 2017 with 25% vesting on the first anniversary of the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

Options Exercised and Stock Vested in 2017
The following table provides information regarding the number of shares acquired upon exercise of options and vesting of restricted stock in 2017 and the resulting value deemed to have been realized by the named executive officers. However, the amounts reflected in the table do not represent cash payments to or proceeds received by the named executive officers. The shares acquired by the named executive officers, less any shares forfeited to pay for taxes, were retained by the named executive officers. The actual values that may be realized by the named executive officers in connection with these awards may be materially different from these amounts when ultimately realized upon sale of the shares.

	OPTION AWARDS			STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Date of Exercise	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Date of Vesting	Value Realized on Vesting ($) (1)
Joseph W. Turgeon	—	—	—	12,500	02/18/2017	73,875
				12,500	3/22/2017	80,250
				16,680	3/28/2017	111,589
				30,000	4/17/2017	189,600

Kurt A. Gustafson	—	—	—	6,250	2/18/2017	36,938
				7,500	3/22/2017	48,150
				3,750	3/25/2017	24,788
				12,541	3/28/2017	83,899
				25,000	6/3/2017	149,999

Thomas J. Riga	—	—	—	5,000	2/18/2017	29,550
				722	3/25/2017	4,772
				6,250	3/30/2017	41,125
				12,500	4/15/2017	79,000
				6,250	4/17/2017	39,500
				500	6/24/2017	3,690
				2,500	7/8/2017	18,300
				10,000	12/16/2017	190,400

Rajesh C. Shrotriya, M.D.	100,000	11/30/2017	19.04	25,000	2/18/2017	147,750
				25,000	3/22/2017	160,500
				25,082	3/28/2017	167,799
				150,244	12/17/2017	2,860,646
				200,652	12/17/2017	3,820,414

(1)	The amounts realized upon the vesting of restricted stock is based on the closing price of our common stock on the date immediately prior to the relevant vesting dates.

Nonqualified Deferred Compensation Plan
In order to enhance our ability to attract and retain qualified employees, our Board has approved the Nonqualified Deferred Compensation Plan, which is intended to comply with the requirements of Section 409A of the Code. The Plan is administered by the Committee, and is intended to be an unfunded plan which is maintained primarily to provide deferred compensation benefits for a select group of our employees including the named executive officers. Under the Plan, we will provide the participants with the opportunity to make annual elections to defer up to a specified amount or percentage of their eligible cash compensation, as established by the administrator, and we have the option, but not the obligation, to make discretionary or matching cash contributions.
The Nonqualified Deferred Compensation Plan provides eligible participants the opportunity to defer up to 75% of base salary and up to 100% of bonus. We have the option, but not the obligation, to make discretionary or matching cash contributions.

Deferral accounts will be credited with a rate of return (positive or negative) based on the performance of the deemed investment options selected by the participant. The value of the accounts may increase or decrease depending upon the performance of the selected investment options.  For each annual deferral, the participant may designate a specific date distribution prior to separation from service (called an “In-Service” distribution account) or distribution upon separation from service.  In-Service distribution account(s) are paid in the month following the month selected by the participant in the elected year that is at least three years after the plan year to which the deferral election relates.
In 2017, we matched participants’ deferrals up to 10% of eligible compensation. Our match generally vests three years after the date of deferral. However, contributions become 100% vested upon the occurrence of the earliest of: (i) retirement; (ii) death of the participant; (iii) disability of the participant; and (iv) change of control of the Company, each as defined in the Plan.
The following table summarizes activity under the Plan in 2017:

Name	Executive Contributions in 2017 ($)(1)	Company Contributions in 2017 ($)(2)	Earnings/(Losses) in 2017 ($)	Withdrawals / Distributions in 2017 ($)	Balance as of 12/31/2017 (inclusive of 2017 and earlier activity) ($)(3)

Joseph W. Turgeon	60,000	30,000	46,744.57	(84,354)	473,564

Kurt A. Gustafson	147,000	73,500	150,587	—	1,078,930

Thomas J. Riga	128,417	64,208	62,655	—	496,197

Rajesh C. Shrotriya, M.D.	559,125	185,063	667,188	(301,329)	4,561,830

(1)	These amounts were also reported in the columns entitled “Salary” and/or “Bonus” in the Summary Compensation Table, and were not paid in addition to such amounts.

(2)	These amounts were also reported in the column entitled “All Other Compensation” in the Summary Compensation Table, and were not paid in addition to such amounts.

(3)
$30,000, $73,500, 64,208 and $185,063 of the amounts reflected in the “Balance as of 12/31/17” column for each of Messrs. Turgeon, Gustafson, Riga and Dr. Shrotriya, respectively, were reported in the column entitled “All Other Compensation” in the Summary Compensation Table in previous years.

Employment, Severance and Change in Control Agreements
We have entered into employment arrangements and Change in Control Severance Agreements with our named executive officers. The terms of the various agreements are discussed below.
We entered into an employment agreement with Dr. Shrotriya on January 2, 2008, as amended April 17, 2014. The employment agreement included severance benefits triggered by a termination of employment without cause, which occurred on December 17, 2017. The severance benefits for a termination without cause are the right to receive (a) a lump sum payment equivalent to the aggregate of two years’ cash compensation (base salary, cash bonus and the vehicle allowance paid to Dr. Shrotriya pursuant to Dr. Shrotriya’s employment agreement); (b) Company-paid continued coverage for Dr. Shrotriya and his eligible dependents under our existing health and benefit plans for two years; and (c) immediate vesting of all options, restricted shares and other equity-based awards granted to Dr. Shrotriya. Dr. Shrotriya will have three years to exercise all vested equity based awards. The value of these benefits as of December 17, 2017, including the value of all unvested equity awards that became vested on that date, was $5.6 million.
In March 2014, we entered into a Change in Control Severance Agreement, referred to as the Severance Agreement, with each of our named executive officers. Under each Severance Agreement, severance benefits are payable to the eligible officer if, during the term of the Severance Agreement, and within 12 months after a Change in Control (as defined in the Severance Agreement) has occurred, the eligible officer’s employment is terminated by us other than for Cause or the eligible officer resigns for Good Reason (each as defined in the Severance Agreement). Severance benefits under the Severance Agreement include: (i) the continuation of current base salary for a period of 12 months following termination of employment (24 months in the case of Mr. Turgeon, in accordance with his first amendment entered into in February 2015), and (ii) the payment of accrued benefits. Additionally, pursuant to the terms of Mr. Turgeon’s second amendment entered into in August 2015, his severance benefits also include (x) any earned and accrued but unpaid bonus with respect to fiscal years prior to the year of termination, and (y) a lump sum payment equal to one hundred twenty percent (120%) of his annual base salary.  The purpose of the Severance Agreements is, among other things, to provide the eligible officers with enhanced financial security and sufficient incentive and encouragement to remain in our employ prior to and during the completion of a Change in Control.
In April 2018, we entered into new employment agreements with Messrs. Turgeon, Gustafson and Riga which superseded the prior Change in Control Severance Agreements (the “Employment Agreements”). Under the terms of the Employment Agreements, if any executive is terminated by the Company for Cause (as defined in the Employment Agreements), or if any executive terminates his employment without Good Reason (as defined in the Employment Agreements), in each case, other than following a Change of Control (as defined in the Employment Agreements), such executive will be entitled to any unpaid base salary and benefits accrued through the date of termination.
If any executive is terminated by the Company without Cause, or if any executive terminates his employment with Good Reason, in each case, other than following a Change of Control, such executive will be entitled to receive any unpaid base salary and benefits accrued through the date of termination, as well as a lump sum payment equal to two years of base salary and two times the previous year’s bonus, as well as 18 months of Company-paid continued coverage for such executive and his dependents under the Company’s existing health and benefit plans. Such executive will also immediately vest in all options, restricted stock and other equity incentive compensation, and will vest in his performance-based awards pro rata based on the target award for such performance-based awards and the number of days he was employed by the Company during the applicable performance period, irrespective of actual performance.
If any executive is terminated by the Company without Cause, or if any executive terminates his employment with Good Reason, in each case, within 12 months following a Change of Control, such executive will be entitled to receive any unpaid base salary and benefits accrued through the date of termination, as well as two years of base salary (to be paid on a monthly basis over a 24-month period following termination) and a lump sum payment equal to two times the previous year’s bonus, as well as 18 months of Company-paid continued coverage for such executive and his dependents under the Company’s existing health and benefit plans. Such executive will also vest in all options, restricted stock and other equity incentive compensation immediately upon consummation of the Change of Control, and will vest in his performance-based awards pro rata based on the target award for such performance-based awards and the number of days he was employed by the Company before the Change of Control during the applicable performance period, irrespective of actual performance.
All severance payments due to an executive’s termination without Cause or with Good Reason are subject to the execution and delivery of a general waiver and release of claims within 90 days of termination.
Compensation and Benefits
Pursuant to the terms of each employment arrangement, the named executive officers will receive an annual base salary as stated in the definitive document, subject to adjustment by the Committee. Mr. Turgeon is eligible for a performance bonus of up to 70% of his base salary. Each of Messrs. Riga and Gustafson are eligible for a performance bonus of up to 50% of his base salary. The employment arrangements also provide for certain additional equity awards for each of the named executive officers. Our Committee may, at its sole discretion, award bonuses of cash, stock, or stock options from time to time to each of the named executive officers.
Under the employment arrangements, each named executive officer is entitled to receive additional employment benefits, including the right to participate in certain incentive plans, life, medical and dental benefits, and other standard benefits.
For additional information, see “Summary Compensation Table” earlier in this Proxy Statement.
Termination
As discussed above, each of the named executive officer’s employment arrangement is “at-will” for no specified term, and may be terminated by the named executive officer or us at any time for any reason or for no reason.

Potential Payments upon Termination or Following a Change in Control
The table below reflects the amount of compensation to be paid to or earned by each of our named executive officers in the event of the termination of such executive’s employment with us under different circumstances. The table describes, for each named executive officer, the amount of compensation payable upon (i) resignation without reason, (ii) death, (iii) disability,

(iv) involuntary termination without cause, or resignation for good reason, (v) involuntary termination for cause or (vi) termination following a change of control of the Company (other than for cause or without good reason). Where applicable, the amounts shown assume that the termination was effective as of the last trading day of 2017, and use the closing price per share of our common stock on such date of $18.95. The amounts set forth in the table only reflect estimates of the amounts that would actually be paid out in connection with a particular termination event. The actual amounts to be paid out with respect to any particular termination can only be determined at the time of an executive’s termination.

	Resignation without Reason ($)	Death ($)	Disability ($)	Resignation for Good Reason	Involuntary Termination Without Cause/Non-renewal of Agreement by Company or Resignation for Good Reason ($)	Involuntary Termination For Cause ($)	Termination Within 12 Months Following Change in Control ($)
Joseph W. Turgeon
Cash Severance Payments (1)	—	—	—	—	—	—	2,262,000
Benefit Payments	—	—	—	—	—	—	—
Vesting Acceleration — Deferred Compensation Match (4)	—	—	—	—	—	—	30,000
Vesting Acceleration — Options (2)	—	—	—	—	—	—	3,066,587
Vesting Acceleration — Restricted Stock Awards (3)	—	—	—	—	—	—	2,227,326
Vesting Acceleration — Restricted Stock Units (5)	—	—	—	—	—	—	1,264,287

Total	—	—	—	—	—	—	8,850,200

Thomas J. Riga
Cash Severance Payments (1)	—	—	—	—	—	—	420,000
Benefit Payments	—	—	—	—	—	—	—
Vesting Acceleration — Deferred Compensation Match (4)	—	—	—	—	—	—	64,208
Vesting Acceleration — Options (2)	—	—	—	—	—	—	1,845,438
Vesting Acceleration — Restricted Stock (3)	—	—	—	—	—	—	1,491,782
Vesting Acceleration — Restricted Stock Units (5)	—	—	—	—	—	—	—

Total	—	—	—	—	—	—	3,821,428

Kurt A. Gustafson
Cash Severance Payments (1)	—	—	—	—	—	—	500,000
Benefit Payments	—	—	—	—	—	—	—
Vesting Acceleration — Deferred Compensation Match (4)	—	—	—	—	—	—	73,500
Vesting Acceleration — Options (2)	—	—	—	—	—	—	2,266,622
Vesting Acceleration — Restricted Stock (3)		—	—	—	—	—	1,186,687
Vesting Acceleration — Restricted Stock Units (5)	—	—	—	—	—	—	950,589

Total	—	—	—	—	—	—	4,977,398

(1)
Mr. Turgeon receives (i) 24 months of his current base salary (paid monthly over that period), (ii) accrued but unpaid bonus, and (iii) a special bonus payment equal to 120 percent of his current base salary, if terminated without cause (or by Mr. Turgeon for good reason) within 12 months following a change in control. Mr. Gustafson receives 12 months of his current base salary (paid monthly over that period) if terminated without cause (or by Mr. Gustafson for good reason) within 12 months following a change in control.

(2)	Messrs. Turgeon, Riga, and Gustafson’s options only vest if termination occurs within 12 months following a change in control.

(3)	Includes the aggregate fair market value of unvested restricted stock awards, which accelerate upon a change in control.

(4)	Includes Company matching amounts under the Non-Qualified Deferred Compensation Plan.

(5)	Includes the aggregate fair market value of unvested restricted stock units, which accelerate upon a change in control.

Chief Executive Officer vs. Median Employee Pay Ratio

Presented below is the ratio of annual total compensation of Mr. Joseph W. Turgeon, our Chief Executive Officer, to the annual total compensation of our median employee (excluding our Chief Executive Officer), which we believe was calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

Annual total compensation for the fiscal year ended December 31, 2017 was $2,350,385 for our Chief Executive Officer and $163,390 for our median employee. These amounts were determined in accordance with SEC rules and included (as applicable): (i) base salary or hourly wages, (ii) cash bonuses, (iii) commissions, (iv) stock-based compensation, (v) matching contributions under our nonqualified deferred compensation plan, and (vi) taxable fringe benefits. As calculated in this manner, the ratio of our Chief Executive Officer’s total compensation to our median employee’s total compensation for 2017 is approximately 14 to 1.

In identifying our median compensated employee, we used the W-2 "Box 1" amount for each U.S. employee for the year ended December 31, 2017. Comparable cash elements of compensation in non-U.S. jurisdictions were also used for 14 non-resident employees in India. All compensation amounts were annualized for permanent employees who did not work for the entire year, such as new hires and employees on paid or unpaid leaves of absence.

We selected the median employee from among 222 full-time and part-time workers who were employed as of December 31, 2017 (as permitted by Item 402(u) of Regulation S-K, we excluded three Canadian employees pursuant to the de minimis exemption for foreign employees). The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

REPORT OF THE COMPENSATION COMMITTEE
The Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management as required by Item 402(b) of Regulation S-K. Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
Respectfully Submitted,
Compensation Committee
Raymond W. Cohen, Chair
Luigi Lenaz, M.D.
Dolatrai Vyas, Ph.D.
The foregoing Report of the Committee will not constitute soliciting material and will not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes all of our equity compensation plans, including those approved by stockholders and those not approved by stockholders, as of December 31, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options,Warrants or Rights (a)	Weighted-average Exercise Price of Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)(2)	13,857,213	$6.89	14,582,888
Equity compensation plans not approved by security holders(3)	445,000	$6.78	—
Employee Stock Purchase Plan approved by security holders	—	—	8,968,654
Total	14,302,213	$6.84	23,551,542

(1)
We currently have two stock incentive plans: the 2003 Amended and Restated Incentive Award Plan (the “2003 Plan”), and the 2009 Plan, each of which have been approved by our Board and stockholders. Subsequent to the adoption of the 2009 Plan, no new options have been granted pursuant the 2003 Plan, however awards outstanding under the 2003 Plan continued to be governed by its terms, and our Board may not grant additional awards under the 2003 Plan.

(2)
The Board and the stockholders initially approved 10,000,000 shares of common stock available for issuance under the 2009 Plan. Beginning on January 1, 2010, and on each January 1st thereafter during the term of the 2009 Plan, the number of shares of common stock available for issuance under the 2009 Plan will increase by the greater of (i) 2,500,000 and (ii) a number of shares such that the total number of shares of common stock available for issuance under the 2009 Plan will equal 30% of the number of shares of common stock then issued and outstanding. As of April 2, 2018, a total of 103,935,398 shares were authorized for issuance under the 2009 Plan.

(3)
The amount in column (a) reflects the number of shares of our common stock that are issuable upon exercise of warrants issued to certain non-employees under plans approved by our Board that are not required to be approved by our stockholders pursuant to the NASDAQ Listing Rules.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee is currently comprised of Mr. Cohen, and Drs. Lenaz and Vyas. With the exception of Dr. Lenaz, who served as President of our Oncology Division from 2000-2005 and as our Chief Scientific Officer from 2005 to 2008, none of the members of our Compensation Committee is or has been one of our officers or employees. None of our executive officers has served as a director or member of the compensation committee (or similar committee) of any other entity, any of whose executive officers served on the Board or the Compensation Committee.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and persons who beneficially own more than ten percent of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely upon our review of the copies of reporting forms furnished to us, and written representations that no other reports were required, we believe that all filing requirements under Section 16(a) of the Exchange Act applicable to our directors, officers and any persons holding 10% or more of our common stock with respect to our fiscal year ended December 31, 2017 were satisfied on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Parties
For disclosures relating to certain transactions with related parties, see the “Compensation Discussion and Analysis — Employment, Severance and Change in Control Agreements” section of this Proxy Statement.
There are no other transactions, or series of similar transactions, since January 1, 2017, or any currently proposed transaction, to which we are a party that requires disclosure under Item 404(a) of Regulation S-K.
Policy on the Review, Approval or Ratification of Transactions with Related Persons
We have adopted a written policy for approval or ratification of all transactions with related parties that are required to be reported under Item 404(a) of Regulation S-K. The policy provides that the Audit Committee of the Board will review the material facts of all transactions and either approve or disapprove of the entry into the transaction.
The Audit Committee may establish that certain transactions may be pre-approved by the Audit Committee. However, the Audit Committee has not identified any such transactions.
No director may participate in the approval of a transaction for which he or she is a related party. The director must provide all material information concerning the transaction to the Audit Committee.
There were no transactions with related parties required to be reported under Item 404(a) of Regulation S-K since January 1, 2017 where the above policies and procedures did not require review, approval or ratification or where such policies and procedures were not followed.

OTHER MATTERS
Our Board knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.
A Notice of Internet Availability of Proxy Materials was mailed to our stockholders on or about May 8, 2018, which contained instructions on how to access the proxy materials on the Internet. You may obtain a complete copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, with all exhibits filed therewith, from the SEC’s web site at www.sec.gov under EDGAR filings. We will provide to you a copy of our Annual Report on Form 10-K and Chief Executive Officer Letter by writing us at Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, Attn: Investor Relations. Exhibits filed with our Annual Report will be provided upon written request, in the same manner noted above, at a nominal per page charge. Information on our website, is not part of the proxy soliciting material and is not incorporated herein by reference.
By Order of the Board of Directors
JOSEPH W. TURGEON
President and Chief Executive
Officer
Henderson, Nevada
May 8, 2018

APPENDIX A

RESTATED
CERTIFICATE OF INCORPORATION
OF
SPECTRUM PHARMACEUTICALS, INC.
The present name of the Corporation is Spectrum Pharmaceuticals, Inc. The Corporation was incorporated under the name “NeoTherapeutics, Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on May 7, 1997. This Restated Certificate of Incorporation of the Corporation, which restates and integrates and also further amends the provisions of the Corporation's Certificate of Incorporation, as amended, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the Corporation, as amended, is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE 1
The name of this Corporation is Spectrum Pharmaceuticals, Inc.
ARTICLE 2
The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of the registered agent at such address is The Corporation Trust Company.
ARTICLE 3
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended from time to time.
ARTICLE 4
The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 305,000,000 shares, consisting of (a) 300,000,000 shares of Common Stock, $.001 par value per share (the “Common Stock”), and (b) 5,000,000 shares of Preferred Stock, $.001 par value per share (the “Preferred Stock”).
The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate as required by the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and relative, participating, optional or other special rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

ARTICLE 5
A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of his duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. Any repeal or modification of this Article 5 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE 6
Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.
ARTICLE 7
The Board of Directors of the Corporation shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.
ARTICLE 8
Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if and only if a consent or consents in writing, setting forth the action so taken, is signed by the holders of all of the outstanding shares of capital stock of the Corporation entitled to vote on that action.

IN WITNESS WHEREOF, Spectrum Pharmaceuticals, Inc. has caused this Restated Certificate of Incorporation to be executed by its duly authorized officer on this __ day of ______, 2018.
SPECTRUM PHARMACEUTICALS, INC.

By:
Name:
Title:

APPENDIX B

Spectrum Pharmaceuticals, Inc.
2018 Long-Term Incentive Plan

Section 1.	PURPOSE
The purposes of this Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (the “Plan”) are to encourage selected Eligible Persons of the Company and its Affiliates to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals on whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 2.	DEFINITIONS
As used in the Plan, the following terms have the meanings set forth below:

(a)
“Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)
“Applicable Law” shall mean the legal requirements that apply to the Plan and Awards granted hereunder in any given circumstance as shall be in place from time to time under any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any governmental authority, whether of the United States, any other country, and any provincial, state, or local subdivision, that relate to the administration of equity plans or equity awards, as well as any applicable stock exchange or automated quotation system rules or regulations.

(c)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock-Based Award or cash Award granted under the Plan.

(d)
“Award Agreement” shall mean any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under the Plan.

(e)	“Board” shall mean the Board of Directors of the Company.

(f)
“Cause” shall have the same meaning as set forth in any unexpired employment agreement or independent contractor agreement between the Company and the Participant for purposes of providing severance on a termination without “Cause” or, in the absence of such agreement, as set forth in the Participant’s Award Agreement. If no alternative definition for “Cause” exists in such agreements, “Cause” means that any of the following situations gave rise to a Participant’s termination from Continuous Service: (i) the Participant committed, was convicted, or pled no contest or any similar plea to a misdemeanor involving material acts of dishonesty or breach of fiduciary duty or any felony (other than non-violent felonies that do not involve dishonesty or breach of fiduciary duty for which the Participant is not required to serve any jail time or be confined to house arrest); (ii) the Participant willfully or grossly negligently failed to substantially perform his or her duties and responsibilities to the Company or deliberately violated a material Company policy; (iii) the Participant committed any act or acts of fraud, embezzlement, dishonesty, or other willful misconduct which results or could reasonably be expected to result in injury to the Company; (iv) without authorization, the Participant used or disclosed any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company or any other service recipient; or (v) Participant breached any of his or her material obligations under any written agreement with the Company. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or other service relationship at any time, in the Company’s sole discretion. Furthermore, a Participant’s Continuous Service shall be deemed to have terminated for Cause within the meaning hereof if, at any time (whether before, on, or after termination of the Participant’s Continuous Service), facts or circumstances are discovered that would have justified a termination for Cause in the Company’s sole discretion.

(g)	“Change in Control” shall mean:

(i)
The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

(ii)
A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(iii)
A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger; or

(iv)
The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).

(h)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the rules and regulations issued thereunder.

(i)
“Committee” shall mean a committee of the Board, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan and composed of not less than two non-Employee Directors. The initial Committee shall be the Compensation Committee of the Board.

(j)	“Company” shall mean Spectrum Pharmaceuticals, Inc. and, to the extent determined appropriate by the Company in its sole discretion, any Affiliate or successor thereto.

(k)	“Consultant” shall mean any person (other than an Employee or Director), including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

(l)
“Continuous Service” means a Participant’s period of service in the absence of any interruption or termination (as defined in such individual’s employment or consulting agreement with the Company, if any, as the case may be), as an Employee, Director, or Consultant. The following sentences apply notwithstanding anything to the contrary in any Participant’s employment or consulting agreement with the Company, if any, as the case may be. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment on the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) transfers between locations of the Company or between the Company and its Affiliates. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service if the individual continues to perform bona fide services for the Company. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a leave paid at full normal compensation by the Company).

(m)	“Director” shall mean a member of the Board, or a member of the board of directors of an Affiliate.

(n)
“Disability” shall have the same meaning as set forth in any unexpired employment agreement or independent contractor agreement between the Company and the Participant or, in the absence of any such agreement, as set forth in the Participant’s Award Agreement. If no alternative definition for “Disability” exists in such contracts between the Participant and the Company, “Disability” means (i) for an Incentive Stock Option, that the Participant is disabled within the meaning of Section 22(e)(3) of the Code, and (ii) for other Awards, a physical or mental condition under which the Participant is receiving benefits under the Company’s long-term disability plan applicable to such Participant, and in the absence of such a plan, a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(o)	“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(p)
“Eligible Person” shall mean (i) an Employee, Consultant, or Director, or (ii) a non-Employee, non-Consultant, or non-Director to whom an offer of a service relationship as an Employee, Consultant, or Director has been or is being extended.

(q)
“Employee” shall mean any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes or, if in a jurisdiction that does not have employment taxes, any person whom the Company or any Affiliate classifies as an employee (including an officer), in either case whether or not that classification is correct. The payment by the Company of director’s fees to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(r)
“Fair Market Value” shall mean, with respect to any Shares or other securities, the closing price of a Share or other security on the date as of which the determination is being made or as otherwise determined in a manner specified by the Committee.

(s)
“Grant Date” shall mean the later of (i) the date designated as the “Grant Date” within an Award Agreement and (ii) the date on which the Committee determines the key terms of an Award, provided that as soon as reasonably practicable thereafter the Company both notifies the Eligible Person of the Award and issues an Award Agreement to the Eligible Person.

(t)	“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(u)	“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(v)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(w)	“Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(x)	“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(y)	“Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(z)
“Performance Criteria” shall mean any quantitative and/or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company or any individual Participant during a Performance Period, including any Qualifying Performance Criteria.

(aa)	“Performance Period” shall mean any period as determined by the Committee in its sole discretion.

(bb)	“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(cc)
“Qualifying Performance Criteria” shall mean one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, and measured either annually, cumulatively over a period of years or over such other period as may be determined by the Committee, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the Award: sales; operating income; pre-tax income; earnings before interest, taxes, depreciation and amortization; earnings per share of Shares on a fully-diluted basis; consolidated net income of the Company divided by the average consolidated common stockholders’ equity; cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities; adjusted operating cash flow return on income; cost containment or reduction; the percentage change in the market price of the Shares over a stated period; return on assets; return on stockholders’ equity; return on capital; stockholder returns; gross or net margins; price per share of common stock; market share; new Company product introductions; obtaining regulatory approvals for new or existing products; individual business objectives; Company business objectives; product acquisitions; product development or clinical trial milestones; the successful progression or completion of clinical trials; or any other criteria or criterion selected by the Committee.

(dd)	“Restricted Stock” shall mean any award of Shares granted under Section 6(c) of the Plan.

(ee)	“Restricted Stock Award” shall mean either the issuance of Restricted Stock or the grant of Restricted Stock Units under the Plan.

(ff)	“Restricted Stock Unit” shall mean any restricted stock unit granted under Section 6(c) of the Plan that is denominated in Shares.

(gg)
“Retirement” shall mean that a Participant retires from the Company after attaining age 60 and 8 years of service with the Company and its Affiliates and satisfies any additional criteria as may be determined by the Committee.

(hh)
“Shares” shall mean the common shares of the Company, and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(ii)	“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(jj)
“10% Shareholder” means a Person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(kk)	“2009 Plan” shall mean the Company’s 2009 Incentive Award Plan, as amended.

SECTION 3.	ADMINISTRATION
Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate, provided however, that the Board may act in lieu of the Committee on any matter. The Committee shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any changes in Applicable Law.

(a)
Subject to the terms of the Plan and Applicable Law, the Committee shall have full power and authority to: designate Participants; determine the type or types of Awards to be granted to each Participant under the Plan; determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; determine the terms and conditions of any Award; determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or terminated, forfeited, canceled or suspended, and the method or methods by which Awards may be settled, exercised, terminated, forfeited, canceled or suspended; determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; establish, amend, suspend, or waive such rules and guidelines; appoint such agents as it shall deem appropriate for the proper administration of the Plan; make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it deems desirable.

(b)
Actions of the Committee may be taken by: the Chair of the Committee; a subcommittee, designated by the Committee; the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two (2) or more members remain to act on the matter. Such action, authorized by such a subcommittee or by the Committee on the abstention or recusal of such members, shall be the action of the Committee for purposes of the Plan; or one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers whose authority is subject to such terms and limitations set forth by the Committee, and only with respect to Eligible Persons who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. This delegation shall include modifications necessary to accommodate changes in the laws or regulations of jurisdictions outside the U.S.

(c)
Without limiting the foregoing, the Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms as it deems to be appropriate in its sole discretion and to make any findings of fact needed in the administration of this Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of this Plan, or of any Award or Award Agreement, and all determinations the Committee or the Company makes pursuant to this Plan shall be final, binding, and conclusive (subject only to the Committee’s or the Company’s inherent authority to change their determinations). The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly affected by fraud.

(d)
Any determination made by the Committee or the Company with respect to any provisions of this Plan may be made on an Award-by-Award basis. The Committee and the Company have no obligation to be uniform, consistent, or nondiscriminatory between classes of similarly-situated Eligible Persons, Participants, Awards or Award Agreements, except as required by Applicable Law.

(e)
CLAIMS LIMITATION PERIOD. Any Participant who believes he or she is being denied any benefit or right under this Plan or under any Award or Award Agreement may file a written claim with the Committee. Any claim must be delivered to the Committee within six (6) months of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designee, generally will notify the Participant of its decision in writing as soon as administratively practicable. Claims shall be deemed denied if the Committee does not respond in writing within 180 days of the date the written claim is delivered to the Committee. The Committee’s decision is final and conclusive and binding on all Persons. No lawsuit or arbitration relating to this Plan may be filed or commenced before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

(f)
NO LIABILITY; INDEMNIFICATION. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction, or determination made in good faith with respect to this Plan, any Award, or any Award Agreement. The Company shall pay or reimburse any Director, Employee, or Consultant who in good faith takes action on behalf of this Plan, for all expenses incurred with respect to this Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of this Plan. The Company may, but shall not be required to, obtain liability insurance for this purpose.

(g)	EXPENSES. The Company shall bear the expenses of administering this Plan.

SECTION 4.	SHARES AVAILABLE FOR AWARDS AND NON-EMPLOYEE DIRECTOR COMPENSATION LIMITS

(a)	SHARES AVAILABLE. Subject to adjustment as provided in this Section 4:

(i)
The total number of Shares that may be issued under the Plan pursuant to Awards may not exceed 9.5 million, all of which will be rolled over from the 2009 Plan, plus any Shares that become eligible for issuance under this Plan because of forfeited Awards under the 2009 Plan, as described below. This is the “Share Reserve.” Notwithstanding the foregoing, no more than 9.5 million Shares shall be available for delivery pursuant to the exercise of Incentive Stock Options.

Except as otherwise provided herein, any Award made under the 2009 Plan shall continue to be subject to the terms and conditions of the 2009 Plan and the applicable Award Agreement. Under this Plan, (i) every Share issued to a Participant pursuant to the exercise of an Option or Stock Appreciation Right shall reduce the Share Reserve by one Share and (ii) every Share issued to a Participant pursuant to an Award other than an Option or Stock Appreciation Right shall reduce the Share Reserve by 1.5 Shares. If any Shares issued to a Participant under the Plan are subject to an Award that is terminated, forfeited or canceled (e.g., unvested Restricted Stock Awards), the Share Reserve shall be increased by 1.5 Shares. If any awards granted under the 2009 Plan (“Prior Awards”) are terminated, forfeited, canceled or expire unexercised, in whole or in part, new Awards may be issued under this Plan, rather than the 2009 Plan, with respect to the Shares covered by such Prior Awards.  In the event that withholding tax liabilities arising from an Award under this Plan or the 2009 Plan other than an Option or Stock Appreciation Right are satisfied by the withholding of Shares by the Company, then the Shares so withheld shall be available for Awards under the Plan and the Share Reserve shall be increased by the same number of Shares as the Share Reserve was decreased on account of such Shares, if any.

(ii)	ACCOUNTING FOR AWARDS. For purposes of this Section 4, unless the Committee determines otherwise:

(A)
if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan;

(B)
Dividend Equivalents denominated in Shares and Awards not denominated, but potentially payable, in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Dividend Equivalents and such Awards are settled in Shares, provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under the 2009 Plan may only be counted once against the aggregate number of Shares available, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under this Plan;

(C)
notwithstanding anything herein to the contrary, any Shares subject to Awards under this Plan or the 2009 Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available for grant under this Plan. Shares subject to an Award under this Plan or the 2009 Plan may not be made available for issuance under the Plan if such Shares are: (x) Shares that were subject to an Option or a Share-settled Stock Appreciation Right and were not issued on the net settlement or net exercise of such Option or Stock Appreciation Right, (y) Shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes under Options or Stock Appreciation Rights, or (z) Shares repurchased on the open market with the proceeds of an Option exercise; and

(D)
Shares subject to Awards that qualify as inducement grants under Nasdaq Listing Rule 5635 or its successor shall not be counted against the Shares available for granting Awards under this Plan nor shall they be counted for purposes of applying the limits set forth in Section 4(a).

(iii)
SOURCES OF SHARES DELIVERABLE UNDER AWARDS. The Shares to be issued, transferred, and/or sold under the Plan shall be made available from authorized and unissued Shares or from the Company’s treasury shares.

(b)	ADJUSTMENTS.

(i)
In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Accounting Standards Codification Topic 718 (or any successor thereto) or otherwise affects the Shares, then the Committee may adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

(A)	the number and type of Shares or other securities which thereafter may be made the subject of Awards including the limit specified in Section 4(a)(i);

(B)	the number and type of Shares or other securities subject to outstanding Awards;

(C)	the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(D)	other value determinations applicable to outstanding Awards.
provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(ii)
ADJUSTMENTS OF AWARDS ON CERTAIN ACQUISITIONS. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other formula used in such transaction to determine the consideration payable to the holders of common stock of such acquired company) may be used for similar Awards under the Plan and shall not reduce the Shares authorized for issuance or transfer under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iii)
ADJUSTMENTS OF AWARDS ON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or of changes in Applicable Law or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

(c)
NON-EMPLOYEE DIRECTOR LIMITS. Notwithstanding anything to the contrary herein, no non-Employee Director shall receive in excess of $600,000 of compensation in any calendar year, determined by adding (i) all cash compensation to such non-Employee Director and (ii) the Fair Market Value of all Awards granted to such non-Employee Director in such calendar year, based on the Fair Market Value of such Awards on the Grant Date (as determined in a manner consistent with that used for non-Employee Director compensation for proxy statement disclosure purposes in the year in which the Award occurs); provided, however, the Board may make exceptions to this limit for individual non-Employee Directors in extraordinary circumstances, so long as this paragraph would not be violated if the $600,000 figure were instead $750,000, as the Board may determine in its sole discretion, provided that the non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-Employee Directors.

SECTION 5.	ELIGIBILITY
Any Eligible Person is eligible to be designated a Participant. The Committee shall determine which Eligible Persons may receive Awards. If the Committee does not determine that an Eligible Person is to receive a specific Award, he or she shall not be entitled to any such Award. Each Award shall be evidenced by an Award Agreement that: sets forth the Grant Date and all other terms and conditions of the Award; is signed on behalf of the Company; and (unless waived by the Committee) is signed by the Eligible Person in acceptance of the Award. The grant of an Award shall not obligate the Company or any Affiliate to continue the employment or service of any Eligible Person, or to provide any future Awards or other remuneration at any time thereafter.

SECTION 6.	AWARDS

(a)
OPTIONS. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)
EXERCISE PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, and except as provided in Section 4(b), that such purchase price shall not be less than (A) 100% of the Fair Market Value of a Share on the date of grant of such Option or (B) if the Person to whom an Incentive Stock Option is granted is a 10% Shareholder on the date of grant, the exercise price shall be not less than 110% of the Fair Market Value on the date the Incentive Stock Option is granted. However, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Incentive Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code or if the Award is designated as a “Section 409A Award” and has either a fixed exercise date or a fixed delivery date.

(ii)
OPTION TERM. The term of each Option shall not exceed ten (10) years from the date of grant; provided, however, that with respect to Incentive Stock Options issued to 10% Shareholders, the term of each such Option shall not exceed five (5) years from the date it is granted.

(iii)
TIME AND METHOD OF EXERCISE. The Committee shall establish in the applicable Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, or other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Company shall not be required to deliver Shares pursuant to the exercise of an Option and the Option will be deemed unexercised until the Company has received sufficient funds or value to cover the full exercise price due and all applicable withholding obligations. The Committee may in its sole discretion set forth in an Award Agreement that a Participant may exercise an unvested Option, in which case the Shares then issued shall be restricted Shares having the same vesting restrictions as the unvested Option.

(iv)
TERMINATION OF CONTINUOUS SERVICE. The Committee may set forth in the applicable Award Agreement, or a severance agreement, employment agreement, service agreement or severance plan, the terms and conditions by which an Option is exercisable, if at all, after the date of a Participant’s termination of Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option on the date of a Participant’s termination of Continuous Service, or if the Participant (or other Person entitled to exercise the Option) does not exercise the Option within the time and as specified in the Award Agreement or below (as applicable), the Option shall terminate. Notwithstanding the foregoing, if the Company has a contingent contractual obligation to provide for accelerated vesting or extended exercisability after termination of a Participant’s Continuous Service, such Options shall not terminate at the time they otherwise would terminate but instead shall remain outstanding, but unexercisable, until the maximum contractual time for determining whether such contingency will occur, and terminate at such time if the contingency has not then occurred; provided that no such extension shall cause an Option to be exercisable after the 10-year anniversary of its Grant Date or the date such Option otherwise would have terminated had the Participant remained in Continuous Service.

Subject to the preceding paragraph and Section 6(a)(vi) and to the extent an Award Agreement, or a severance agreement, employment agreement, service agreement or severance plan, does not otherwise specify the terms and conditions on which an Option shall terminate when a Participant terminates Continuous Service, the following provisions apply:

Reason for Terminating Continuous Service	Option Termination Date
(I) By the Company for Cause, or what would have been Cause if the Company had known all of the relevant facts, or due to Participant’s material breach of his or her unexpired employment agreement or independent contractor agreement with the Company.
All Options, whether or not vested, shall immediately expire effective on the date of termination of the Participant’s Continuous Service, or when Cause first existed if earlier.
(II) Retirement of the Participant.
All unvested Options shall immediately expire effective on the date of termination of the Participant’s Continuous Service. All vested and unexercised Options shall expire six (6) months after the date of termination of the Participant’s Continuous Service.

(III) Disability or Death of the Participant during Continuous Service (in either case unless Reason I applies).
All unvested Options shall immediately expire effective as of the date of termination of the Participant’s Continuous Service, and all vested and unexercised Options shall expire 12 months after such termination.

(IV) Any other reason.
All unvested Options shall immediately expire effective on the date of termination of the Participant’s Continuous Service. All vested Options, to the extent unexercised, shall expire effective 90 days after the date of termination of the Participant’s Continuous Service.

(v)
BLACKOUT PERIODS. If there is a blackout period (whether under the Company’s insider trading policy, Applicable Law, or a Committee-imposed blackout period) that prohibits buying or selling Shares during any part of the ten (10) day period before an Option expires (as described above), the Option exercise period shall be extended until ten (10) days beyond the end of the blackout period. Notwithstanding anything to the contrary in this Plan or any Award Agreement, no Option can be exercised beyond the later of the date its original term expires as set forth in the Award Agreement, the date on which the Option otherwise would become unexercisable, or the ten-year anniversary of its Grant Date.

(vi)
COMPANY CANCELLATION RIGHT. Subject to Applicable Law, if the Fair Market Value for Shares subject to any Option is more than 50% below their exercise price for more than 90 consecutive business days, the Committee unilaterally may declare the Option terminated, effective on the date the Committee provides written notice to the Option holder. The Committee may take such action with respect to any or all Options granted under the Plan and with respect to any individual Option holder or class(es) of Option holders.

(vii)
NON-EXEMPT EMPLOYEES. An Option granted to an Employee who is non-exempt for purposes of the Fair Labor Standards Act of 1938, as amended, will not be first exercisable for any Shares until at least six (6) months after the Grant Date of the Option (although the Award may vest prior to such date). Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, the vested portion of any Options may be exercised earlier than six (6) months after the Grant Date: (A) if the non-exempt Employee dies or suffers a Disability; (B) in connection with a corporate transaction in which the Option is not assumed, continued, or substituted; (C) on a Change in Control; or (D) on the Participant’s retirement (as may be defined in the Participant’s Award Agreement or other agreement with the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines). The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

(viii)
INCENTIVE STOCK OPTIONS. By law, only Employees are eligible to receive Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall be designed to comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Notwithstanding anything in this Section 6(a) to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (A) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (B) such Options otherwise remain exercisable but are not exercised within three (C) months of termination of Continuous Service (or such other period of time provided in Section 422 of the Code).

(ix)	NO RELOAD OPTIONS. No Option shall include terms entitling the Participant to a grant of Options or Stock Appreciation Rights on exercise of the Option.

(b)
STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, on exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee.

(i)
GRANT PRICE. The grant price shall be determined by the Committee, provided, however, and except as provided in Section 4(b), that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, except that if a Stock Appreciation Right is at any time granted in tandem with an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.

(ii)	TERM. The term of each Stock Appreciation Right shall not exceed ten (10) years from the date of grant.

(iii)	OTHER RULES. The rules of Sections 6(a)(iii) – 6(a)(ix) shall apply to Stock Appreciation Rights as if the Award were an Option.

(c)	RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(i)	ISSUANCE. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(ii)
RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such restrictions have lapsed. Subject to Applicable Law, the Committee may make Awards of Restricted Stock and Restricted Stock Units with or without the requirement for payment of cash or other consideration.

(iii)	REGISTRATION. Any Restricted Stock or Restricted Stock Units granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-

entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv)
FORFEITURE. On termination of Continuous Service during the applicable restriction period, except as otherwise determined by the Committee, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and, to the extent applicable, reacquired by the Company. However, if the Participant paid cash or other consideration for Restricted Stock that is so forfeited, the Company shall return to the Participant the lower of the Fair Market Value of the Shares on the date of forfeiture or their original purchase price, to the extent set forth in an Award Agreement or required by Applicable Law.

(d)
PERFORMANCE AWARDS. The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award are subject to Performance Criteria and such additional conditions or terms as the Committee may designate. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(i)	may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, or other Awards; and

(ii)
shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, on the achievement of such performance goals during such Performance Periods as the Committee shall establish.

(iii)	AMENDING PERFORMANCE CONDITIONS. After a Performance Award has been granted, the Committee may, if it determines appropriate, amend any Performance Criteria, at its sole and absolute discretion.

(iv)
SATISFACTION OF PERFORMANCE GOALS. If, as a result of the applicable Performance Criteria being met, a Performance Award becomes vested and/or exercisable in respect of some, but not all of the number of Shares underlying such Award, which did not become vested and exercisable by the end of the Performance Period, such Performance Award shall thereupon lapse and cease to be exercisable in respect of the balance of the Shares which did not vest and/or become exercisable by the end of the Performance Period.

(e)
DIVIDEND EQUIVALENTS. The Committee is hereby authorized to grant to Participants Awards (other than Options and Stock Appreciation Rights) under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

(f)
OTHER STOCK-BASED AWARDS. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with Applicable Law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, as the Committee shall determine, the value of which consideration, as established by the Committee, and except as provided in Section 4(b), shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(g)	GENERAL.

(i)
NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such cash consideration as may be required by Applicable Law or determined by the Committee; however, Participants may be required to pay any amount the Committee determines in connection with Awards not inconsistent with the terms of this Plan.

(ii)
AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate.

(iii)
FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate on the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, rights in or to Shares issuable under the Award or other Awards, other securities, or other Awards, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(iv)
LIMITS ON TRANSFER OF AWARDS. Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award on the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under Applicable Law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)
CONDITIONS AND RESTRICTIONS ON SECURITIES SUBJECT TO AWARDS. The Committee may provide that the Shares issued on exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any re-sales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to Applicable Law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (C) restrictions as to the use of a specified brokerage firm for such re-sales or other transfers and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations. The Committee shall include in any Award Agreement any claw back or forfeiture provisions required by Applicable Law. The Committee also may include in any Award Agreement provisions providing for forfeiture of the Award or requiring the Participant to return the Shares underlying the Award to the Company in the event the Participant engages in specified behavior that is adverse to the Company’s interests, including after termination of his or her service relationship with the Company, such as for competing with the Company, soliciting its Employees, or breaching a written agreement with the Company.

(vi)
SHARE CERTIFICATES. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange on which such Shares or other securities are then listed, and any applicable federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 7.	AMENDMENT AND TERMINATION
The Plan shall terminate on the 10-year anniversary of its approval by the Board, but no such termination shall affect any outstanding grants under the Plan. Except to the extent prohibited by Applicable Law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)
AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan, in whole or in part; provided, however, that without the prior approval of the Company’s shareholders, no material amendment shall be made if shareholder approval is required by Applicable Law; and provided, further, that, notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the shareholders of the Company that would:

(i)	increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof;

(ii)
materially expand the class of Eligible Persons under the Plan, materially increase the benefits accruing to Participants under the Plan, materially extend the term of the Plan with respect to Share-based Awards, or expand the types of Share-based Awards available for issuance under the Plan; or

(iii)
except as provided in Section 4(b), permit Options, Stock Appreciation Rights, or other Stock-Based Awards encompassing rights to purchase Shares to be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option or the grant price of a previously granted Stock Appreciation Right, or the purchase price of a previously granted Other Stock-Based Award.

(b)
AMENDMENTS TO AWARDS. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to Applicable Law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

SECTION 8.	GENERAL PROVISIONS

(a)
NO RIGHTS TO AWARDS. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Eligible Persons, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)
WITHHOLDING. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy statutory withholding obligations for the payment of such taxes. Notwithstanding any provision of this Plan or an Award Agreement to the contrary, Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards, and neither the Company, nor any Affiliate, nor any of their employees, directors, or agents, shall have any duty or obligation to mitigate, minimize, indemnify, or to otherwise hold any Participant harmless from any or all of such tax consequences. The Company’s obligation to deliver Shares (or to pay cash or other consideration) to Participants pursuant to Awards is at all times subject to such Participant’s prior or coincident satisfaction of all withholding taxes.

(c)
NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)
NO RIGHT TO EMPLOYMENT. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)
GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law without regard to conflict of law.

(f)
SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to Applicable Law, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g)
NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h)
NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i)
HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)
COMPLIANCE WITH THE CODE. Except to the extent specifically provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, or adverse tax consequences under another Code provision, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code or another Code provision to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. Notwithstanding the foregoing or any provision of the Plan or an Award Agreement to the contrary, Participants shall be solely responsible for the satisfaction of any taxes or interest or other consequence, that may arise pursuant to Awards (including taxes arising under Code Section 409A), and neither the Company nor the Committee nor anyone other than the Participant, his or her estate or beneficiaries, shall have any obligation whatsoever to pay such taxes or interest or to otherwise indemnify or hold any Participant harmless from any or all of such taxes.

(k)
NO REPRESENTATIONS OR COVENANTS WITH RESPECT TO TAX QUALIFICATION. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(l)
AWARDS TO NON-U.S. EMPLOYEES. The Committee shall have the power and authority to determine which Affiliates shall be covered by this Plan and which employees outside the U.S. shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, Disability or Retirement or on termination of Continuous Service; available methods of exercise or settlement of an Award; payment of income, social insurance contributions and payroll taxes; and the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

(m)
DATA PRIVACY. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant with respect to one or more Awards under the Plan, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates each may transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting such Participant’s local human resources representative. The Company may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(n)
NO DUTY TO NOTIFY. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.

(o)
COMPLIANCE WITH LAWS. The granting of Awards and the issuance of Shares under the Plan shall be subject to all Applicable Law. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(i)	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(ii)
completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. Notwithstanding anything to the contrary herein or in any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any Option or Stock Appreciation Right, as well as the settlement of any Award, with respect to any or all Participants to the extent the Committee determines that doing so is desirable or required to comply with applicable securities laws.

SECTION 9.	EFFECTIVE DATE OF THE PLAN
The Plan shall be effective as of the date of its approval by the shareholders of the Company.

SPECTRUM™
PHARMACEUTICALS
Redefining Cancer Care

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IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE__________ SACKPACK__________

MR A SAMPLE
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Vote by Internet
- Go to **www.envisionreports.com/SPPI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Stockholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 18, 2018

The proxy materials for Spectrum Pharmaceuticals, Inc.'s annual meeting are available on the Internet or by mail. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/SPPI

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/SPPI** to view the materials.

Step 2: Click on **Cast Your Vote or Request Materials**.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 30, 2018 to facilitate timely delivery.

2NOT COY

02TT9E

Stockholder Meeting Notice

Spectrum Pharmaceuticals, Inc.'s Annual Meeting of Stockholders will be held on Monday, June 18, 2018 at the Courtyard Marriott Irvine Spectrum located at 7955 Irvine Center Drive, Irvine, California 92618, at 10:00 a.m. Pacific Time. If you need directions to the Annual Meeting of Stockholders so that you may attend or vote in person, please contact our Chief Financial Officer, Kurt A. Gustafson, at (702) 835-6300.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/SPPI**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting which includes the proxy statement, annual report and form of proxy. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Spectrum Pharmaceuticals, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 30, 2018.

02TT9E

SPECTRUM PHARMACEUTICALS

Redefining Cancer Care

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time on June 17, 2018.

Vote by Internet

- Go to **www.envisionreports.com/SPPI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees named in Proposal 1 and FOR Proposals 2 through 5.

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - William L. Ashton	☐	☐	☐	02 - Raymond W. Cohen	☐	☐	☐	03 - Gilles R. Gagnon	☐	☐	☐
04 - Stuart M. Krassner	☐	☐	☐	05 - Anthony E. Maida	☐	☐	☐	06 - Joseph W. Turgeon	☐	☐	☐
07 - Dolatrai Vyas	☐	☐	☐	08 - Bernice R. Welles	☐	☐	☐				

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 3 7 6 4 8 1 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02TT7D

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SPECTRUM PHARMACEUTICALS, INC.

Annual Meeting of Stockholders
June 18, 2018 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned, a Stockholder of SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the President and CEO Letter to Stockholders, the Form 10-K and the accompanying Proxy Statement for the Annual Meeting to be held on June 18, 2018, at 10:00 a.m. Pacific Time, at the Courtyard Marriott Irvine Spectrum located at 7955 Irvine Center Drive, Irvine, California 92618, and, revoking any proxy previously given, hereby appoints Joseph W. Turgeon and Kurt A. Gustafson, and each of them individually, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all power that the undersigned would possess if personally present, to vote SPECTRUM PHARMACEUTICALS, INC. capital stock which the undersigned is entitled to represent and vote at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting and any postponements or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE APPROVAL ON A NON-BINDING ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, "FOR" THE APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION, AS AMENDED, "FOR" THE APPROVAL OF THE SPECTRUM PHARMACEUTICALS, INC. 2018 LONG-TERM INCENTIVE PLAN AND "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET OR BY SIGNING AND RETURNING THIS PROXY BY MAIL.

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

SPECTRUM™ PHARMACEUTICALS

Redefining Cancer Care

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees named in Proposal 1 and FOR Proposals 2 through 5.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - William L. Ashton	☐	☐	☐	02 - Raymond W. Cohen	☐	☐	☐	03 - Gilles R. Gagnon	☐	☐	☐
04 - Stuart M. Krassner	☐	☐	☐	05 - Anthony E. Maida	☐	☐	☐	06 - Joseph W. Turgeon	☐	☐	☐
07 - Dolatrai Vyas	☐	☐	☐	08 - Bernice R. Welles	☐	☐	☐				

+

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 3 7 6 4 8 1 2 +

02TT8D

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SPECTRUM PHARMACEUTICALS, INC.

Annual Meeting of Stockholders
June 18, 2018 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned, a Stockholder of SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the President and CEO Letter to Stockholders, the Form 10-K and the accompanying Proxy Statement for the Annual Meeting to be held on June 18, 2018, at 10:00 a.m. Pacific Time, at the Courtyard Marriott Irvine Spectrum located at 7955 Irvine Center Drive, Irvine, California 92618, and, revoking any proxy previously given, hereby appoints Joseph W. Turgeon and Kurt A. Gustafson, and each of them individually, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all power that the undersigned would possess if personally present, to vote SPECTRUM PHARMACEUTICALS, INC. capital stock which the undersigned is entitled to represent and vote at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting and any postponements or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE APPROVAL ON A NON-BINDING ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, "FOR" THE APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION, AS AMENDED, "FOR" THE APPROVAL OF THE SPECTRUM PHARMACEUTICALS, INC. 2018 LONG-TERM INCENTIVE PLAN AND "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE YOUR SHARES BY SIGNING AND RETURNING THIS PROXY BY MAIL.